As filed with the Securities and Exchange Commission on May 3, 2006

                           Registration No. 333-132693

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

       Delaware                        2834                      13-2949462
(State or jurisdiction           (Primary Standard            (I.R.S. Employer
   of incorporation          Industrial Classification       Identification No.)
   or organization)                Code Number)

            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL. (86) 25 8320 5758
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

            Suite 1601, Building A, Jinshan Tower No. 8, Shan Xi Road
                             Nanjing, Jiangsu, China
                             TEL: (86) 25 8320 5758
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)
                      -------------------------------------
                                   Copies to:
                              Howard H. Jiang, Esq.
                                Baker & McKenzie
                           1114 Avenue of the Americas
                            New York, New York 10036
                               Tel. (212) 626-4100

         Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this  Form is a  post-effective  amendment  filed  pursuant  to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. [ ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box. [ ]

TITLE OF EACH                   NUMBER OF SHARES     PROPOSED              PROPOSED             AMOUNT OF
CLASS OF                        TO BE REGISTERED     MAXIMUM               MAXIMUM AMOUNT       REGISTRATION FEE
SECURITIES TO BE                                     OFFERING PRICE PER    AGGREGATE            (8) (9)
REGISTERED                                           SECURITY (1)          OFFERING PRICE(1)

Shares of common stock,            1,120,404            $1.17                $1,310,873             $140
$0.01 par value per share
(2)

Shares of common stock,            2,598,964            $1.17                $3,040,788             $325
par value $0.01 per share
(3)

Shares of common stock,              145,405             $1.17                 $170,124              $18
par value $0.01 per share
(4)

Shares of common stock,            2,000,000            $1.17                $2,340,000             $250
par value $0.01 per share
(5)

Shares of common stock,           13,663,367            $1.17               $15,986,139           $1,711
par value $0.01 per share
(6)

Shares of common stock,              555,680             $1.17                 $650,146              $70
par value $0.01 per share
(7)

Total                             20,083,820            $1.17               $23,498,069           $2,516

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked prices of the common stock on the OTC Bulletin Board on April 26, 2006, which was $1.17.

         (2) Represents: (i) 640,418 shares issued by us upon conversion of our convertible notes on December 31, 2005 and (ii) 479,986 shares of our common stock issuable as of April 30, 2006 upon exercise of the warrants issued in January 2005, including 179,995 shares of common stock issuable because of penalty.

         (3) Represents: (i) 1,360,714 shares of common stock issuable as of April 30, 2006 upon conversion of our Series A Preferred Stock issued in a private placement in June 2005, including 270,714 shares of common stock issuable because of penalty and (ii) 1,238,250 shares of our common stock issuable as of April 30, 2006 upon exercise of the warrants issued in June 2005, including 148,250 shares of common stock issuable because of penalty.

         (4) Represents: (i) 73,530 shares of common stock issuable as of April 30, 2006 upon conversion of our Series A Preferred Stock issued in a private placement in October 2005, including 11,030 shares of common stock issuable because of penalty and (ii) 71,875 shares of our common stock issuable as of April 30, 2006 upon exercise of the warrants issued by us in October 2005, including 9,375 shares of common stock issuable because of penalty.

         (5) Represents: (i) 1,000,000 shares of common stock issued in a private placement in January 2006 and 1,000,000 shares of common stock issuable upon exercise of the warrants issued by us in January 2006.

         (6) Represents: (i) 6,831,683 shares of common stock issued in a private placement in March 2006 and 6,831,684 shares of common stock issuable upon exercise of the warrants issued by us in March 2006.

         (7) Represents: (i) 53,800 shares of common stock and 30,435 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to WestPark Capital Inc. ("WestPark") and designees for services in the private placement of January 2005, including 10,666 shares of common stock issuable because of penalty; (ii) 56,080 shares of common stock and 69,420 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to WestPark and designees for services as our placement agents in the private placement of June 2005, including 16,020 shares of common stock issuable because of penalty; (iii) 5,625 shares of common stock and 6,469 shares of common stock issuable as of April 30, 2006 upon exercise of the warrants we issued to WestPark and designees for services as our placement agents in the private placement of October 2005, including 844 shares of common stock issuable because of penalty and (iv) 333,851 shares issuable as of April 30, 2006 upon exercise of the warrants we issued to designees of Vfinance Investments, Inc. for services as our placement agents in the private placement in March 2006.

         (8) Calculated using $107.00 per million dollars.

         (9) Filing fee of $3,196 was previously paid around March 20, 2006.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion, dated May 3, 2006

                                   PROSPECTUS

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.

                            The Resale of 20,083,820
                             Shares of Common Stock

         We are registering 20,083,820 shares of our common stock, par value $0.01 per share, on behalf of the selling shareholders identified under the heading "Selling Shareholders" in this prospectus. The selling shareholders may sell the stock from time to time in the over-the-counter market or any exchange on which our company may be listed in the future at the prevailing market price or in negotiated transactions.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the resale of our common stock pursuant to this offering. We have received proceeds from the sale of our convertible notes under private placements in January 2005, our Series A Preferred Stock in June, 2005 and October, 2005, our common stock on February 2, 2006 and March 10, 2006, as described in this prospectus. We may also receive proceeds from the exercise of certain warrants held by some of the selling shareholders, of which the underlying shares are also being registered hereby, if the selling shareholders exercise those warrants through a cash exercise.

         Our shares are currently quoted on the over-the-counter bulletin board (the "OTC Bulleting Board") under the symbol CHBP.OB.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   THE DATE OF THIS PROSPECTUS IS    , 2006

         The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information to which you might want to return. You should, however, read the entire prospectus carefully.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................6
THE OFFERING..................................................................13
RISK FACTORS..................................................................14
USE OF PROCEEDS...............................................................23
SELLING SHAREHOLDERS..........................................................24
PLAN OF DISTRIBUTION..........................................................28
MANAGEMENT....................................................................34
BUSINESS DESCRIPTION..........................................................43
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS....................................................................56
EXPERTS.......................................................................67
TRANSFER AGENT................................................................68
ADDITIONAL INFORMATION........................................................68
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

         This prospectus summary contains information about our company, our business, our products and our recent private placements that we believe is most important. This summary is qualified in its entirety by the more detailed information on these and other topics appearing elsewhere in this prospectus, including the information under the heading "Risk Factors" and the information contained in the Financial Statements. This summary is not complete and does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully for a complete understanding of our business. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         Unless otherwise indicated, all share and per share data in this prospectus do not give effect to shares issuable upon exercise of outstanding options and warrants. Certain financial information included in this prospectus has been derived from data originally prepared in Renminbi (RMB), the currency of the People's Republic of China. For purposes of this prospectus, a conversion rate of US$1.00 to RMB8.30 was utilized. There is no assurance that RMB amounts could have been or could be converted into US dollars at that rate.

         As used in this  prospectus,  unless the  context  otherwise  requires,
"we", "us", "our", "the Company", "our company" refers to China Biopharmaceuticals Holdings, Inc. and all of its subsidiaries and affiliated companies.

OUR COMPANY

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's Republic of China ("China" or "PRC").

         We, a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc. (CBH), its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China. It was founded and spear-headed by graduates from China Pharmaceutical University to engage in new drug research and discovery and in the development of new drug screening technologies.

         On February 27, 1986, our stockholders approved the divestiture and sale of those assets of our company as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in our then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, our activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, we filed with the Securities and Exchange Commission (the "SEC") a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect our anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, we are no longer a BDC and are now an operating company.

         On August 4, 2004, we filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus") and the predecessor of our company and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc.("CBH"). The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, according to which Globus, Inc. merged with and into our company, ceasing its corporate existence and having CBH as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus have been converted into shares of our common stock. On August 28, 2004, the internal reorganizational Merger was completed with Globus Growth merging into CBH as the surviving entity.

         Pursuant to a share exchange agreement ("Exchange Agreement") between CBH, CBC, Keyuan, and MAO Peng as the sole shareholder of CBC, we received all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) our common stock, par value $0.01 per share, representing approximately 90% of the issued and outstanding common capital stock of our company following the time of the issuance. As of April 26, 2006, there were 36,848,399 issued and outstanding shares of our common stock and 335 holders of record.

         On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

         On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired controlling ownership interest (approximately 51%) in Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $0.50 per share or $1,650,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes.

         On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement and subject to certain conditions, we are to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The pro forma unaudited balance sheet and statement of income of Tianyin disclosed a net assets of $231,000 in 2005 and net assets of $2,727,000 in negative in 2004. Tianyin's net income was $469,000 in 2005 and net loss of $539,000 in 2004. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Board of the Company held a meeting to discuss the possibility of abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchased price.

         The shares of our common stock are quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol CHBP.OB.

         Although to date we have been successful in developing our business and products, we face many challenges typically faced by a growing company, including limited access to capital, competition, research and development risks, among many other risks. Our inability to overcome these risks could have an adverse effect on our operations, financial condition and prospects. Investments in our company may also be materially and adversely affected by the fluctuation of the Renminbi.

BUSINESS DESCRIPTION

         Our business is composed of three parts: Research & Development, Raw Materials, and Manufacturing.

         Research & Development

         We, through our indirectly held subsidiary Keyuan, have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. Keyuan has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. Keyuan also has a rich existing product pipeline. The technological backbone of the Keyuan advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening and testing system based on certain bio-technologies that have only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables Keyuan to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by capable drug research scientists and development experts in China. Keyuan has a product pipeline containing approximately forty major products, including eight drugs that are ready for commercialization in China. Keyuan also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. Keyuan has built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. Keyuan collaborates with China Pharmaceutical University in enhancing the resources of chemical compounds in LTDC. Keyuan has built its LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies.

         We  spent   $427,999  in  year  2004  and   $1,470,055  in  year  2005,
respectively, on our research and development.

         Raw Materials

         Our subsidiary Hengyi specializes in research and development, production and sales of chemicals and intermediaries used in pharmaceutical products as well as pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials when we start commercializing our new drugs, enabling us to lower our production cost and gain competitive advantages.

         Manufacturing

         Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard set by the State Food and Drug Administration ("SFDA") of China and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

ABOUT OUR PRODUCTS

         We have a diversified portfolio of drugs and robust drug screening and testing platforms. We concentrate on the development of drugs for treatment of common diseases such as cardiovascular diseases, cancer, infectious diseases and diabetes, etc.

         Our products can be divided into three categories; new drugs through R&D, drug materials & intermediates and commercialized drugs:

         New drug:

         We, through our subsidiary Keyuan, have a product pipeline of about forty new drugs for the treatment of diseases such as cardiovascular and infectious diseases. We intend to commercialize or license eight drugs during the years 2006. We plan to commercialize the majority of its drugs and license and sell the remaining of its drugs.

         Raw Materials & Intermediates

         Our subsidiary Hengyi specializes in research and development, production and sales of pharmaceutical products as well as chemicals and intermediaries used in pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages over our competitors.

         Commercialized Drugs

         Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

OUR RECENT PRIVATE PLACEMENTS

         Private   placement   closed  in  January  2005  (the  "Notes   Private
Placement")

         In January, 2005, we raised gross proceeds of $500,000 through the sales of promissory note, pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty
(20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, sixteen of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of December 31, 2005, all of the Notes have been either converted into Shares or have been redeemed. In addition, as an inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above,

         Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 Shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issue date of the Notes Warrants. See also "Selling Shareholders."

         WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 65,000 Shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 Shares under the same terms as described in the preceding paragraph.

         Pursuant to the Notes Subscription Agreement, we are required to file with the Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the Shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in June, 2005 (the "Initial Preferred A Private Placement")

         In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into Shares. For more information on Series A Convertible Preferred Stock, see "Description of Securities."

         Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 Shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issue date of the Initial Preferred A Warrants.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 76,500 Shares in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 Shares under the same terms as described in the preceding paragraph.

         Private placement closed on October 19, 2005 (the "Subsequent Preferred A Private Placement")

         On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

         Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A Warrants", and together with the Initial Preferred A Warrants, the "Preferred A Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 Shares.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph.

         Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the Shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in February 2, 2006 (the "Initial Common Stock Private Placement")

         On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

         Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock ("Initial Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

         Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.25 per share.

         Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively

         Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 Shares to the Subsequent Common Stock Purchaser at $1.01 per share.

         Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock Warrants"). The Subsequent Common Stock Warrants will expire four
(4) years from the date of the issuance.

         Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.01 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.26 per share.

         Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Subsequent Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively.

                                                             THE OFFERING

Common stock outstanding prior to this offering (April 26, 2006)      36,848,399
Common stock being offered for resale to the public               (1) 20,083,820
Common stock outstanding after this offering                      (1) 46,910,369

Percentage of common stock outstanding following this offering that        42.8%
shares being offered for resale represent

Total proceeds raised by offering:  we will not  receive any  proceeds  from the resale of our common stock  pursuant to this
                                    offering. We have received $500,000 in gross
                                    proceeds  from the  holders  of  Convertible
                                    Notes  under  the Notes  Private  Placement,
                                    $1,152,500   in  gross   proceeds  from  the
                                    Preferred A Private  Placements,  $1,000,000
                                    in gross  proceeds  from the Initial  Common
                                    Stock Private  Placements  and $6,900,000 in
                                    gross  proceeds from the  Subsequent  Common
                                    Stock Private Placement. We may also receive
                                    some   proceeds   if  any  of  the   selling
                                    shareholders exercise their warrants through cash exercise.

Use of proceeds:                    Any proceeds we may receive will be used for
                                    acquisition   of   businesses   and  general
                                    corporate purposes.

(1)      Assumes that all of the shares being registered hereby will be issued.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risks. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

CHINA RELATED RISKS

         Our assets are located in China and its revenues are derived from its operations in China

         In terms of industry regulations and policies, the economy of China has been transitioning from a planned economy to market oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reforms, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the Chinese government. For example, all lands is state owned and is leased to business entities or individuals through governmental granting of State-owned Land Use Rights. The granting process is typically based on government policies at the time of granting and it could be lengthy and complex. This process may adversely affect our company's future manufacturing expansions. The Chinese government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. At present, our company's development of research and development technologies and products is subject to approvals from the relevant government authorities in China. Such governmental approval processes are typically lengthy and complex, and never certain to be obtained.

         Political and economic risks

         China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and adversely affect our performance.

         Risks related to interpretation of China laws and regulations which involves significant uncertainties

         China's legal system is based on written statutes and their interpretation by the Supreme People's Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. In addition, as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

FOREIGN EXCHANGE CONTROL RISKS

         Currency conversion and exchange rate volatility could adversely affect our financial condition.

         The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

         Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC.

         Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still subject to certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

         Enterprises in PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

         Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

         We are a FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

         Since 1994, the exchange rate for Renminbi against the United States dollars has remained relatively stable, most of the time in the region of approximately RMB8.28 to US$1.00. However, in 2005, the Chinese government announced that would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar. As our operations are primarily in China, any significant revaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.

REGULATORY RISKS

         Governmental regulatory and policy risks

         We must follow various government regulations and in particular, the SFDA regulations. Government regulations may have material impact on our operations, increase costs and could prevent or delay our company in licensing, manufacturing and selling our products. Our research, development, testing, manufacturing and marketing activities are subject to various governmental regulations in China, including health and drug regulations. Government regulations, among other things, cover the inspection of and controls over testing, manufacturing, safety and environmental considerations, efficacy, labeling, advertising, promotion, record keeping and sale and distribution of pharmaceutical products. We will not be able to license, manufacture, sell and distribute the vast majority of its products without a proper approval from government agencies and in particular the SFDA.

There is no assurance that we will obtain such approvals.

         In addition, delays or rejections may be encountered based upon additional government regulation from future legislation, administrative action or changes in governmental policy and interpretation during the period of product development and product assessment. Although we have, so far, obtained the marketing rights for selling some of our products in China, we may not continue to receive and maintain regulatory approvals for the sales of these products. Our marketing activities are also subject to government regulations with respect to the prices that we intend to charge or any other marketing and promotional related activities. Government regulations may substantially increase our costs for developing, licensing, manufacturing and selling products, impacting negatively on our operation, revenue, income and cash flow.

         There  could  be  changes  in   government   regulations   towards  the
pharmaceutical Industries that may adversely affect our business.

         The manufacture and sale of pharmaceutical products in the PRC is heavily regulated by many state, provincial and local authorities. These regulations significantly increased the difficulty and costs involved in obtaining and maintaining regulatory approvals for marketing new and existing products. Our future growth and profitability depend to a large extent on our ability to obtain regulatory approvals.

         The State Food and Drug Administration of China recently implemented new guidelines for licensing of pharmaceutical products. All existing manufacturers with licenses, which are currently valid under the previous guidelines, are required to apply for the Good Manufacturing Practices ("GMP") certifications by June 30, 2004, and to receive approvals by December 31,2004. We have received our certifications. However, should we fail to receive or maintain the GMP certifications under the new guidelines in the future, our businesses would be materially and adversely affected.

         Moreover, the laws and regulations regarding acquisitions of the pharmaceutical industry in the PRC may also change and may significantly impact our ability to grow through acquisitions.

COMPANY'S RELATED RISKS

         Risks related to our strategy and risks related to our inability to carry out such strategy

         Our strategy may be based on wrong assumptions and may be seriously flawed and may even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the strategy is correct, we may never be able to successfully implement our strategy or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

         Risks related to the implementation of our operational and marketing plan

         Our operational plan and marketing plan may be seriously flawed and even in fact damage our performance, competitive position in the market and even our ability to survive in the market place. Even if the operational plan and the marketing plan are correct, we may never be able to successfully implement the plans or implement the strategy in the desired fashion. These risk factors may cause major risks to our performance and even survival.

         Risks related to our products and services

         Our products and services involve direct or indirect impact on human health and life. The drugs, products and services provided may be flawed and cause dangerous side effects and even fatality in certain cases and lead to major business losses and legal and other liabilities and damages to us.

         Risks related to product liability claims

         We face an inherent business risk of exposure to product liability claims in the event that the use of our technologies or products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any problems associated with claims by users of our products. However, that does not mean that we will not have any problems with respect to our products in the future. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums.

         Risks related to our technology and our platforms

         Our technologies and platforms may be seriously defective and flawed producing wrong and harmful results, exposing us to significant liabilities. Even if they are not defective or flawed, these technologies and platforms may become outdated, losing their value and thus affect our competitive advantages.

         Risks related to competition

         We compete with other companies, many of whom are developing or can be expected to develop products similar to ours. Our market is a large market with many competitors. Many of our competitors are more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. These competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures we face will not harm our business.

         Marketing risks

         Newly developed drugs and technologies may not be compatible with market needs. Because markets for drugs differentiate geographically inside China, we must develop and manufacture our products to accurately target specific markets to ensure product sales. If we fail to invest in extensive market research to understand the health needs of consumers in different geographic areas, we may face limited market acceptance of our products, which could have material adverse effect on our sales and earning.

         Risks related to research and the ability to develop new drugs

         Our growth and survival depends on our ability to consistently discover, develop and commercialize new products and find new and improve on existing technologies and platforms. As such, if we fail to make sufficient investments in research, be attentive to consumer needs or do not focus on the most advanced technologies, our current and future products could be surpassed by more effective or advanced products of other companies.

         Risks relating to difficulty in defending intellectual property rights from infringement

         Our success depends, in large part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to protect our intellectual property adequately, competitors may manufacture and market products similar to ours. Numerous patents covering our technologies have been issued to us, and we have filed, and expect to continue to file, patent applications seeking to protect newly developed technologies and products in various countries, including China. Some patent applications in China are maintained in secrecy until the patent is issued. Because the publication of discoveries tends to follow their actual discovery by many months, we may not be the first to invent, or file patent applications on any of our discoveries. Patents may not be issued with respect to any of our patent applications and existing or future patents issued to or licensed by us may not provide competitive advantages for our products. Patents that are issued may be challenged, invalidated or circumvented by our competitors. Furthermore, our patent rights may not prevent our competitors from developing, using or commercializing products that are similar or functionally equivalent to our products.

         We also rely on trade secrets, non-patented proprietary expertise and continuing technological innovation that we seek to protect, in part, by entering into confidentiality agreements with licensees, suppliers, employees and consultants. These agreements may be breached and there may not be adequate remedies in the event of a breach. Disputes may arise concerning the ownership of intellectual property or the applicability of confidentiality agreements. Moreover, our trade secrets and proprietary technology may otherwise become known or be independently developed by our competitors. If patents are not issued with respect to products arising from research, we may not be able to maintain the confidentiality of information relating to these products.

         Risks relating to third parties that may claim that we infringe on their proprietary rights and may prevent us from manufacturing and selling certain of our products

         There has been substantial litigation in the pharmaceutical industry with respect to the manufacturing, use and sale of new products. These lawsuits relate to the validity and infringement of patents or proprietary rights of third parties. We may be required to commence or defend against charges relating to the infringement of patent or proprietary rights. Any such litigation could:

         o require us to incur substantial expense, even if we are insured or successful in the litigation;

         o require us to divert significant time and effort of our technical and management personnel;

         o result in the loss of our rights to develop or make certain products; and

         o require us to pay substantial monetary damages or royalties in order to license proprietary rights from third parties.

         Although patent and intellectual property disputes within the pharmaceutical industry have often been settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include the long-term payment of royalties. These arrangements may be investigated by regulatory agencies and, if improper, may be invalidated. Furthermore, the required licenses may not be made available to us on acceptable terms. Accordingly, an adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing and selling some of our products or increase our costs to market these products.

         In addition, when seeking regulatory approval for some of our products, we are required to certify to regulatory authorities, including the SFDA, that such products do not infringe upon third party patent rights. Filing a certification against a patent gives the patent holder the right to bring a patent infringement lawsuit against us. Any lawsuit would delay regulatory approval by the SFDA. A claim of infringement and the resulting delay could result in substantial expenses and even prevent us from manufacturing and selling certain of our products.

         Our launch of a product prior to a final court decision or the expiration of a patent held by a third party may result in substantial damages to us. Depending upon the circumstances, a court may award the patent holder damages equal to three times their loss of income. If we are found to infringe a patent held by a third party and become subject to such treble damages, these damages could have a material adverse effect on the results of our operations and financial condition.

         Risks related to acquisitions

         A major part of our strategy involves acquisitions of other companies and products and technologies. We may not be able to complete successfully such acquisitions due to the lack of capital and other factors. Even if we can complete such acquisitions, we may not be able to absorb and integrate the acquired operation and assets successfully into our currently operation. We may even make wrong acquisitions.

         Risks related to financial reports and estimates

         Our company is subject to critical accounting policies and actual results may vary from our estimates. Our company follows generally accepted accounting principles for the United States in preparing its financial statements. As part of this work, we must make many estimates and judgments concerning future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

         Risks related to significant financing needs

         We need significant amount of capital to invest in our research and development, in our acquisitions and in our operations. We may not be able to identify and raise sufficient capital in a timely manner to finance our research and development activity, operation, acquisitions, growth and even survival. Even if such financings are available, they may not be timely or sufficient or on the terms desirable, acceptable or not harmful to our existing shareholders.

         Risks related to growth and the ability to manage growth

         For our company to survive and to succeed, we have to consistently grow. However, the management and we may not be able to achieve or manage such growth. The inability to achieve and maintain and manage growth will significantly affect our survival and market position.

         Dependence on key personnel

         We depend on our key management and technological personnel. The unavailability or departure of such key personnel may seriously disrupt and harm our operations, business and the implementation of our business strategy and plans. Although most of these personnel are founders and shareholders of our company, there can be no assurance that we can be successful in retaining them.

         Risks related to not declaring or paying any dividends to our shareholders

         We did not declare any dividends for the year ended December 31, 2005. Our board of directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

         It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the united states.

         As our operations are presently based in China and our key directors and officers reside in China, service of process on our company and our key directors and officers may be difficult to effect within the United States. Also, our main assets are located in China and any judgment obtained in the United States against us may not be enforceable outside the United States.

         Most of our assets are located in china, any dividends of proceeds from liquidation is subject to the approval of the relevant Chinese government agencies.

         Our assets are predominantly located inside China. Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency's approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

RISKS RELATED TO COMMON STOCK

         Risks of lack of liquidity and volatility risks

         Currently our common stock is quoted in the OTC Bulletin Board market, the liquidity of our common stock may be very limited and affected by its limited trading market. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and are subject to abuses and volatilities and shorting. There is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

         The trading volume of our common stock may be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

         Risks related to penny stocks

         Our common stock may be subject to regulations prescribed by the SEC relating to "Penny Stock." The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. If our common stock meets the definition of a penny stock, it will be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investor, generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse).

         Risks of depressed price and downward pressure on the shares

         A significant number of our shares will be eligible for sale and their sale could depress the market price of our stock. Sales of a significant number of shares of our common stock in the public market following the merger and related transactions could harm the market price of our common stock. Moreover, as additional shares of our common stock become available for resale in the public market pursuant to the registration of the sale of the shares, and otherwise, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of common stock.

         In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

         Existing shareholders may experience some dilution

         We have issued convertible preferred stock and warrants to different investors. Conversion of these preferred stock and exercise of these warrants may cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon conversion or exercise. In addition, sales of the shares of our common stock issuable upon conversion of the preferred stock or exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.

         Moreover, we may need to raise additional funds in the future to finance new developments or expand existing operations. If we raise additional funds through the issuance of new equity or equity-linked securities, other than on a pro rata basis to our existing shareholders, the percentage ownership of the existing shareholders may be reduced. Existing shareholders may experience subsequent dilution and/or such newly issued securities may have rights, preferences and privileges senior to those of the existing shareholders.

         Risks related to concentration of ownership

         Certain of our principal stockholders have significant voting power and may take actions that may not be in the best interest of other stockholders. Certain of our officers, directors and principal stockholders control a significant percentage of our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all Registrant's stockholders.

                Special note regarding forward-looking statements

         This prospectus contains forward-looking statements. These statements relate to our growth strategy and our future financial performance, including our operations, economic performance, financial condition and prospects, and other future events. We generally identify forward-looking statements by using such words as "anticipate," "believe", "can", "continue", "could", "estimate", "expect", "intend", "may", "plan", "potential", "seek", "should", "will", or variations of such words or other similar expressions and the negatives of such words. These forward-looking statements are only predictions and are based on our current expectations.

         In addition, a number of known and unknown risks, uncertainties and other factors could affect the accuracy of these statements, including the risks outlined under "Risk factors" and elsewhere in this prospectus. Some of the more significant known risks that we face are uncertainty regarding market acceptance of our products and services and our ability to generate revenue or profit. Other important factors to consider in evaluating our forward-looking statements include:

>> our possible inability to execute our strategy due to changes in our industry or the economy generally;

>> our possible inability to execute our strategy due to changes in political, economic and social conditions in the markets in which we operate;

>>       uncertainties associated with currency exchange fluctuations;

>> changes in laws and regulations governing our business and operations or permissible activities;

>>       changes in our business strategy; and

>>       the success of our competitors and the emergence of new competitors.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity or performance. Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements on our current expectations and projections about future events and financial, political and social trends and assumptions we made based on information currently available to us. These statements may be affected by inaccurate assumptions we might have made or by known or unknown risks and uncertainties, including the risks and uncertainties described in "Risk factors." In light of these assumptions, risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated and actual results could differ materially from those anticipated or implied by the forward-looking statements.

         Forward-looking statements contained herein speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to update publicly or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission (SEC) after the date of this prospectus.

                                 USE OF PROCEEDS

         We are registering these shares pursuant to the registration rights granted to the selling shareholders in our recent private placements. We will not receive any proceeds from the resale of our common stock under this offering. We have, however, received proceeds from the sale of securities convertibles into our common stock to: (i) the Notes Subscribers in the Notes Private Placement of approximately $500,000, (ii) the Preferred A Subscribers in the Preferred A Privately Placements of approximately $1,152,500, (iii) the Initial Common Stock Purchaser in the Initial Common Stock Private Placement of approximately $1,000,000 and (iv) the Subsequent Common Stock Purchaser in the Subsequent Common Stock Private Placement of approximately $6,900,000.

         Net proceeds are approximately $460,000 in connection with the Notes Private Placement, $993,099 in connection with the Preferred A Private Placements, $984,990 in connection with the Initial Common Stock Private Placement, and $6,193,806 in connection with the Subsequent Common Stock Private Placement.

         We may also receive proceeds from the issuance of shares of common stock to the holders of the warrants if they exercise their warrants through a cash exercise. If each of the Notes Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $388,789, including the shares issuable as penalty as of April 30, 2006; if each of the Preferred A Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $2,620,250, including the shares issuable as penalty as of April 30, 2006; if each of the Initial Common Stock Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $1,250,000; if each of the Subsequent Common Stock Warrants is exercised through a cash exercise, we estimate that we may receive up to an approximately additional $8,607,922. In addition, if all of the warrants issued to the private placement agents are exercised, we estimate that we may receive up to an approximately addition $597,082, including the shares issuable as penalty as of April 30, 2006.

         We have not allocated a specific purpose to these proceeds from the exercise of the warrants because we are not sure if we will receive it.


                              SELLING SHAREHOLDERS

         The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of our common stock set forth below.

         When we refer to "selling shareholders" in this prospectus, we mean those persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders' interests in shares of our common stock other than through a public sale.

         The following table sets forth, as of the date of this prospectus, the name of each selling shareholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling shareholder may offer pursuant to this prospectus. The common stock being offered by the selling shareholders was acquired from us in the private placements that were completed in January 2005, June 14, 2005, October 19, 2005,
February 2, 2006 and March 10, 2006. The shares of common stock offered by the selling shareholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were accredited investors and were acquiring our common stock for investment and had no present intention of distributing the common stock. We have agreed to file a registration statement covering the common stock received by the selling shareholders with respect to the resale of the common stock from time to time by the selling shareholders, and this prospectus forms a part of such registration statement. Except as noted below, none of the selling shareholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and none of the selling shareholders is or was affiliated with registered broker-dealers.

         We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible    Preferred     Common      exercise of    Prior to    Being   offering (%)
         Investor             Notes (1)     Stock (2)    Stock (3)    Warrants (4)  Offering  Registered    (5)(6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kaare Kolstad                  135,001      35,714          --         139,166      309,881    309,881      0.84
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kevin Varner                   20,833         --            --            --        20,833     20,833       0.06
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Evan Collins                   20,833         --            --            --        20,833     20,833       0.06
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Hanka Lew (7)                   2,500       35,714          --          59,166      97,380     97,380       0.26
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Felicia Grossman(7)             2,500       35,714          --          59,166      97,380     97,380       0.26
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Stuart Michael(7)               2,500       35,714          --          59,166      97,380     97,380       0.26
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paul Michaels (8)                --           --            --          40,000      40,000     40,000       0.11
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Tony Pintsopoulos (8)            --         17,857          --          29,583      47,440     47,440       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Weinberg (8)               --           --            --          26,666      26,666     26,666       0.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Thomas and Sally Ashmore (8)     --           --            --          13,333      13,333     13,333       0.04
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David and Marian Fass(7)        2,500         --            --          26,666      29,166     29,166       0.08
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffrey and Jamie Schnapper     2,500         --            --          26,666      29,166     29,166       0.08
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Wayne Robbins(7)                1,250         --            --          13,333      14,583     14,583       0.04
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William F. Donovan             22,083       35,714          --          45,833      103,630    103,630      0.28
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David A. Chazanovitz           22,083         --            --          13,333      35,416     35,416       0.10
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Gilbert D. Raker(7)             1,000         --            --          10,666      11,666     11,666       0.03
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------


                                       19

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible    Preferred     Common      exercise of    Prior to    Being   offering (%)
         Investor             Notes (1)     Stock (2)    Stock (3)    Warrants (4)  Offering  Registered    (5)8(6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Colin Poole(7)                  2,500         --            --          26,666      29,166     29,166       0.08
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jay and Bernice Salomon (7)     3,750         --            --          40,000      43,750     43,750       0.12
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harry Steinmetz                44,167       71,429          --          91,666      207,262    207,262      0.56
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Barbara Michaels                4,417         --            --          2,666        7,083      7,083       0.02
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Morton Globus                  41,667       71,429          --          65,000      178,096    178,096      0.48
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Samuel Globus (9)              154,167      17,857        24,753        41,002      248,314    237,778      0.67
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dorothy S. Globus (10)         154,167      17,857        24,753        41,002      248,314    237,778      0.67
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Neal Scott (11)                               --          4,000         4,266        8,266      8,266       0.02
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michelle-Lee Cona (11)           --           --          10,000        5,416       15,416     15,416       0.04
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffrey Goldberg (11)            --           --          1,000          906         1,906      1,906       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Marissa McKelvey (11)            --           --          3,000           --         3,000      3,000       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
West Park Capital (11)           --           --          23,653        23,050      46,703     46,703       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Starobin Partners, Inc. (11)     --           --          41,012        72,688      113,700    113,700      0.31
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Nimaroff                 --         71,429          --          65,000      136,429    136,429      0.37
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Steven S. Myers                  --         285,714         --         260,000      545,714    545,714      1.48
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Bernard Mermelstein              --         71,429          --          65,000      136,429    136,429      0.37
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Raymond J. Markman               --         142,857         --         130,000      272,857    272,857      0.74
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Aaron Dobrinsky                  --         35,714          --          32,500      68,214     68,214       0.19
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Francis Elenio                   --         17,857          --          16,250      34,107     34,107       0.09
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Isaac Michalovsky                --         17,857          --          16,250      34,107     34,107       0.09
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
The Watley Group LLC             --         35,714          --          32,500      68,214     68,214       0.19
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Takeley Investments Limited      --         71,429          --          65,000      136,429    136,429      0.37
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard D. Globus (12)           --         142,858         --         130,000      635,464    272,858      1.72
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Stephen E. Globus                --         21,429          --          19,500      526,643    40,929       1.43
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alice J. Globus                  --         14,286          --          13,000      27,286     27,286       0.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jane Globus                      --         14,286          --          13,000      246,924    27,286       0.67
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Regina Norman                    --         14,286          --          13,000      27,286     27,286       0.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Anthony Ippilito                 --         14,286          --          13,000      27,286     27,286       0.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Ronald P. Globus                 --         14,286          --          13,000      384,428    27,286       1.04
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alpine Venture                   --         29,412          --          28,750      58,162     58,162       0.16
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Adrienne Landau                  --         29,412          --          28,750      58,162     58,162       0.16
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William L. Sheppard              --         14,706          --          14,375      29,081     29,081       0.08
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paula Lev                        --           --          30,000          --        30,000     30,000       0.08
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeremy Brown                     --           --           840            --          840        840        0.00
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Young Israel of Great Neck       --           --          2,000           --         2,000      2,000       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
GCE Property                     --           --        1,000,000     1,000,000    2,000,000  2,000,000     5.43
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Elaine P. Fields                 --           --          39,356        39,356      78,713     78,713       0.21
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Victor Dowling                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Victor & Jody Dowling            --           --         198,020       198,020      396,040    396,040      1.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Paul Masters                     --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------


                                       20

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible    Preferred     Common      exercise of    Prior to    Being   offering (%)
         Investor             Notes (1)     Stock (2)    Stock (3)    Warrants (4)  Offering  Registered    (5)8(6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Berdon LP                        --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Rock Associates                  --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Beechwood Ventures               --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harold E and Connie Crowley      --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Nicholas Stock                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard  and Ken Etra            --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Rabbit Trust (Chris Coelho)      --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
William Oliver                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Baum                       --           --         198,020       198,020      396,040    396,040      1.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Kurt Stowell                     --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Francis Discala                  --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David French                     --           --          99,010        99,010      198,020    198,020      0.53
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Summit View Parnership           --           --          50,000        50,000      100,000    100,000      0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Donald Papcsy                    --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard Ross                     --           --         100,000       100,000      200,000    200,000      0.54
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Ross                     --           --         100,000       100,000      200,000    200,000      0.54
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Edoardo Grigone and
Giuseppina Tradito               --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Agustin De La Reta and
Gabriela Calle                   --           --          99,010        99,010      198,020    198,020      0.54
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Michael Bailey                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Certified Systems                --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Colin and Gursharn Harvey        --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jasuns Holdings Limited          --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Vincent John                     --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Carlos Lee                       --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dennis Loeser                    --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Robert Mynett                    --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Simon Clarke                     --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Globus Brothers Studio           --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Brian O' Regan                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Andrew Richards                  --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Philip Rushby                    --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Duncan Scott                     --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alan and Sheena Taylor           --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Andrew Telford                   --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Pricaspian Development
Corp.                            --           --          99,010        99,010      198,020    198,020      0.54
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alios Wollnik                    --           --          24,752        24,752      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Richard Olson                    --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Adrian Kimberley                 --           --          49,505        49,505      99,010     99,010       0.27
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
QVT Fund LP                      --           --         990,099       990,099     1,980,198  1,980,198     5.37
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------


                                       21

---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
                               Shares         Shares                                            Total     Percentage
                             Issued Upon   Issuable upon               Shares of                Number    of common
                             Conversion    conversion of              Common Stock  Securities    of      stock owner
                                 of         Series A                 Issuable upon    Owned   Securities   after the
                             Convertible    Preferred     Common      exercise of    Prior to    Being   offering (%)
         Investor             Notes (1)     Stock (2)    Stock (3)    Warrants (4)  Offering  Registered    (5)8(6)
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Lewis Opportunity Fund LP        --           --         297,030       297,030      594,059    594,059      1.61
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Vision Opportunity Master
Fund, LTD                        --           --         990,099       990,099     1,980,198  1,980,198     5.37
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Portside Growth and
Opportunity Fund                 --           --         125,000       125,000      250,000    250,000      0.68
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
DKR Soundshore Oasis
Holding Fund Ltd                 --           --         250,000       250,000      500,000    500,000      1.36
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Double U Master Fund LP          --           --          99,010        99,010      198,020    198,020      0.54
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harborview Master Fund LLP       --           --         148,515       148,515      297,030    297,030      0.81
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Alpha Capital AG                 --           --         495,050       495,050      990,099    990,099      2.69
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Monarch Capital Fund Ltd         --           --         247,525       247,525      495,050    495,050      1.34
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Meadowbrook Opportunity
Fund LLC                         --           --         250,000       250,000      500,000    500,000      1.36
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Forum Global Opportunity
Master Fund                      --           --         150,000       150,000      300,000    300,000      0.81
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sibex Capital Fund Inc           --           --         297,030       297,030      594,059    594,059      1.61
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Red Tiger Holdings               --           --            --          49,505      49,505     49,505       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Carmelo E Troccoli               --           --          21,875        47,777      69,652     47,777       0.19
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jonathan C. Rich                 --           --          21,875        19,096      40,971     19,096       0.11
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Harborview Capital
Management LLC                   --           --            --          27,792      27,792     27,792       0.07
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Legend Merchant Group, Inc.      --           --            --          7,247        7,247      7,247       0.02
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sam Ottensoser                   --           --            --          3,749        3,749      3,749       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Randy Fields                     --           --            --          12,011      12,011     12,011       0.03
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Tom Suppanz                      --           --            --          8,440        8,440      8,440       0.02
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Dani Sabo                        --           --            --          8,000        8,000      8,000       0.02
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Sean Martin                      --           --            --          52,739      52,739     52,739       0.14
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Marco Racca                      --           --            --           496          496        496        0.00
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jody Giraldo                     --           --            --          1,237        1,237      1,237       0.00
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Brad Barnard                     --           --            --          1,237        1,237      1,237       0.00
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Jeffery Auerbach                 --           --          3,012         44,977      47,989     44,977       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Scott Shames                     --           --          3,012         44,977      47,989     44,977       0.13
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
David Rich                       --           --           181          2,679        2,860      2,679       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Robert Bookbinder                --           --            45          1,892        1,937      1,892       0.01
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------
Totals                         640,418     1,237,819    7,997,187     10,061,975   21,716,432 20,083,831   58.93%
---------------------------- ------------ ------------ ------------- ------------- ---------- ---------- ------------

(1) Including (i) original amount of shares issueable upon conversion of the Convertible Notes, (ii) shares issued to investors who agreed to extend the maturity date of the Convertible Notes to December 31, 2005 ("Extension Shares"), and (iii) shares issued under penalty as of December 31, 2005 when all the Convertible Notes were either converted or redeemed.
(2) Including (i) original number of shares issueable upon conversion of the Series A Convertible Preferred Stock and (ii) shares issuable under the penalty as of April 30, 2006.
(3) Including (i) shares issued in the Initial Common Stock Private Placement and (ii) shares issued in the Subsequent Common Stock Private Placement.
(4) Including shares issuable under (i) Notes Warrants, (ii) Preferred A Warrants, (iii) Initial Common Stock Warrants and (iv) Subsequent Common Stock Warrants.

(5) Assumes that each named selling shareholder sells all of the shares of common stock it holds (including the shares it will hold pursuant to the exercise of warrants, as applicable) that are covered by this prospectus and neither acquires nor disposes of any other shares, or right to purchase other shares, subsequent to the date as of which we obtained information regarding its holdings. Because the selling shareholders are not obligated to sell all or any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class of common stock) that will be held by any selling shareholder upon completion of the offering.
(6) Calculated based on Rule 13d-3(d)(i) of the Exchange Act of 1934, as amended, using shares of 36,848,399 common stock outstanding as of April 26, 2006.
(7)These selling stock holders redeemed their Convertible Notes on December 31, 2005. They have received certain number of Extension Shares as consideration for their agreements that the maturity date of the Convertible Notes were extended to December 31, 2005.
(8) These selling stock holders redeemed their Convertible Notes before October 1, 2005 and did not receive any Extension Shares.
(9) The shares of our common stock attributed to Samuel Globus include (i) 237,778 shares of our common stock held directly by him and (ii) 10,536 shares of common stock held jointly with Dorothy Globus.
(10) The shares of our common stock attributed to Dorothy Globus include (i) 237,778 shares of our common stock held directly by him and (ii) 10,536 shares of common stock held jointly with Samuel Globus.
(11) These selling stock holders received their securities for acting as Placement Agent in the private placements.
(12)The shares of our common stock attributed to Richard D. Globus include (i) 499,035 shares of our common stock held directly by him and (ii) 136,429 shares of common stock held by SRG Capital Partnership of which he is the general partner.

OUR RECENT PRIVATE PLACEMENTS

         Private placement in January 2005 (the "Notes Private Placement")

         In January, 2005, we raised a gross proceeds of $500,000 through the sales of promissory notes, pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty
(20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, sixteen of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. As of December 31, 2005, all of the Notes have been either converted into Shares or have been redeemed. In addition, as an inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above,

         Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 Shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issue date of the Notes Warrants. See also "Selling Shareholders."

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 65,000 Shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 Shares under the same terms as described in the preceding paragraph.

         Pursuant to the Notes Subscription Agreement, we are required to file with the SEC a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the Shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in June, 2005 (the "Initial Preferred A Private Placement")

         In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight (28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into Shares. For more information on Series A Convertible Preferred Stock, see "Description of Securities."

         Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 Shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issue date of the Initial Preferred A Warrants.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 76,500 Shares in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 Shares under the same terms as described in the preceding paragraph.

         Private placement closed on October 19, 2005 (the "Subsequent Preferred A Private Placement")

         On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

         Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A Warrants", and together with the Initial Preferred A Warrants, the "Preferred A Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 Shares.

         WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph.

         Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the Shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

         Private placement closed in February 2, 2006 (the "Initial Common Stock Private Placement")

         On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

         Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock ("Initial Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

         Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.25 per share.

         Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

         Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the Shares and Shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively

         Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 Shares to the Subsequent Common Stock Purchaser at $1.01 per share.

         Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock Warrants"). The Subsequent Common Stock Warrants will expire four
(4) years from the date of the issuance.

         Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue Shares or securities convertible or exchangeable into Shares at a price equal to or lower than $1.01 per share and not issue any warrants or securities that are exercisable into Shares at a price lower than $1.26 per share.

         Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

                              PLAN OF DISTRIBUTION

         We are registering the securities covered by this prospectus on behalf of the selling shareholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The selling shareholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be affected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Selling shareholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

         Because each of selling shareholders may be deemed to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements of the Securities Act.

         We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, will apply to its sales in the market, and we have informed the other selling shareholders that these anti-manipulation rules may apply to their sales in the market. We have provided all of the selling shareholders with a copy of such rules and regulations.

         Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the selling shareholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

         Rules 101 and 102 of Regulation M under the Securities Exchange Act, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         The selling shareholders also may resell all, or a portion, of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         The selling stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became our director or executive officer. Our executive officers are elected annually by the board of directors. Our directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer. The executive officers are all full time employees of us.

      NAME              AGE             POSITION             DATE OF APPOINTMENT

    Mao, Peng           34      Chief Executive Officers       August 28, 2004
                               and Chairman of the Board

    AN, Lufan           40      Director, President and        August 28, 2004
                                Chief Operation Officers

  ZHANG, Luyong         43      Chief Technology Officer       August 28, 2004

  LIU ,Xiaohao          41      Director and Senior Vice       August 28, 2004
                                       President,

 HUANG, Chentai         56      Chief Financial Officer        August 28, 2004

Stephen E. Globus       58              Director               August 28, 2004


         MAO, Peng,  MBA

         MAO Peng is the Chairman and Chief Executive Officer (CEO) as well as a major shareholder of our company. Before that, Mr. Mao was the CEO of China Pharmaceuticals Investment Fund Ltd. and managed its investments in the pharmaceutical industry in China. Mr. Mao was also a co-founder and the President of Infogroup Investment Corp., a Canadian company specializing in corporate finance and investment management, and Infogroup Management Consultant Ltd. Canada as well as the CEO of the Shandong China Life S.T. Research
Institute. He has extensive connections and experience in the pharmaceutical industry. Mr. Mao graduated from Shandong University in 1993 with a B.A. degree in Marketing and graduated in 1997, with an MBA degree from the Lundquist College of Business at the University of Oregon.

         AN, Lufan, Ph.D.

         AN Lufan is the President and Chief Operation Officer (COO) and a major shareholder of our company. Mr. An also serves as CEO of Nanjing Keyuan. He served as the CEO of Shandon Tungtai Pharmaceutical Technology Corp. Prior to that, Mr. An served as head of the New Drugs Development Center of Nanjing Keyuan Pharmaceutical Technology Corp. He has extensive experience in new drug R&D and commercialization of new drugs and has been involved in the development of about thirty-two new drugs and published fifteen related articles in national and international professional journals. Mr. An graduated from Jining Medical College in 1985 with a B.S. degree in Medicine and acquired his Ph.D. degree in Pharmacology from China Pharmaceutical University in 1991.

         ZHANG, Luyong, Ph.D.

         Zhang, Luyong is the Chief Technology Officer (CTO) and a major shareholder of our company. He was a founder and head of Xinzhung New Drugs R&D Center and is still the Deputy Director of the Technology Department of China Pharmaceutical University.

         Between 2000 and 2002, Mr. Zhang was the head of the Department of New Drug Examination in SFDA. Given his strong academic background and R&D capabilities in the pharmaceutical field, Mr. Zhang has been invited to run many state research projects as well as projects in the private sector. For example, he was in charge of a project called the National Laboratory of New Drugs Screening. The remarkable results of the project have provided a research platform for the future discovery of new drugs. As a result, the Lab has been approved and certified by the Ministry of Technology and became the first National Class Laboratory in China. Furthermore, Mr. Zhang founded Jiangsu New Drugs Screening Center with funding from the Jiangsu Provincial government. Other government funded projects that Mr. Zhang supervised include: National 863 Project "Establishing New Type of High Through-Put Drug Screening Model", "National 863 Project "Establishing the Platform for High Through-Put Screening Techniques", "R&D for 1st Class TCM of Teng Huang Suan" and "R&D for 1st Class TCM of Hong Hua Huang Ser Su". Mr. Zhang graduated from China Pharmaceutical University in 1983 with a B.S. degree in Pharmacology and obtained his PhD in Pharmacology from China Pharmaceutical University in 1989. He currently holds a professorship at China Pharmaceutical University. He is also a consultant to the National New Drugs Examination Committee of SFDA.

         LIU, Xiaohao, M.S.

         Liu Xiaohao, our Senior Vice President and a major shareholder of our company, heads the sales operations of our company. Mr. Liu has accumulated extensive experience and gathered strong track record in drug sales and marketing and has gained broad recognition and high esteem in the industry.
Prior to joining our company, Mr. Liu held several top marketing and sales positions in some of the most successful companies in the industry. He was specially invited by the management and shareholders of our company to become a shareholder of our company to head our company's sales and marketing department. He is a major asset for our company's future growth. Before joining our company, Mr. Liu served as the vice general manager in Shanghai Fuxin Pharmaceutical Corporation ("Fuxin"), the largest and one of the most successful generic drug manufacturers in China and a major part of the Fuxin group listed on the Shanghai Stock Exchange. He was responsible for Fuxin's Sales Department and built up a strong sales team in less than 6 months, achieving major sales growth for Fuxin. Prior to Fuxin, he worked at Shengzhen Haiwang Pharmaceutical Corporation as Project Manager and Sales Manager. He developed, licensed and then put in production "Tai-Rui-Ning", a product for pediatric use. Mr. Liu also worked in Nanjing Tian-Ying Pharmaceutical Corporation and served as Vice General Manager in charge of Sales Department. He built up a top special sales team from the scratch and his team contributed at least 50% of that company's total sales and profits. Prior to that, Mr. Liu worked in Jiangsu Chang Ao Pharmaceutical Corp. as Marketing Director. He was in charge of the sales and marketing department in three provinces responsible for planning and marketing major products of our company and turned those products into market leaders in a very short period of time and received "Excellent Management Award" from our company for his achievements. Prior to that, Mr. Liu worked for Jiangsu Xuzhou Pharmaceutical Corporation as Vice General Manager in charge of the Marketing Department. He was responsible for planning, marketing and sales promotions, organized the first "National Forum on Narcotics and Intensive Care" and chaired many seminars on various topics. He graduated from the SFDA Graduate Research Program with a M.S. in Pharmaceutical Administration in 2002 and from China Pharmaceutical University with a M.S. degree in Pharmacology in 1986.

         HUANG Chentai, MBA

         Huang, Chentai is the CFO in charge of Corporate Development of our company. Mr. Huang has over twenty years of business related working experience in both North America and Asia. Mr. Huang has been engaged in numerous public offerings and M&A transactions in Singapore, Taiwan and China. He was Co-founder and Director of Infogroup Investment Corporation, Canada. Mr. Huang graduated from Missouri State University with an MBA degree in 1979 and graduated form
Taiwan Tamkang University with a B.A. degree in Business Administration in 1971.

         Stephen E. Globus

         Stephen  Globus was the Chairman of Globus Growth Group, a company that specialized  in venture  capital for technology  companies.  It was the seed and initial  investors to Plasmaco,  a USA developer of Plasma  Television where Mr.
Globus was Chairman and  subsequently  sold Plasmaco to  Matsushita  (Panasonic)
where he served on one of its Board of  Directors.  Globus Growth Group was also
among  the  initial   investors  in  Genitope   (GTOP),  a  San  Francisco  area
biotechnology company that is utilizing novel immuno-therapies for the treatment of B-cell Non-Hodgkin's  Lymphoma.  Globus Growth Group also started Proscure, a
Boston based  Biotechnology  company that was  purchased by Repligen  (RGEN) and
ExSar, a private company involved in drug discovery through the  protein/peptide mapping.  Among the other portfolio early  investments were also Energy Research
Company (now FuelCell Energy, FCEL) and Kimeragen,  a gene modification company, that was sold to Valigen,  a French  biotechnology  company.  Mr.  Globus mainly resides in New York City.

INDEMNIFICATION

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Delaware law. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officer, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

STOCK OPTION PLAN

         We currently do not have but intend to formally adopt a stock option or restricted share plan.

EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid to our chief executive officer and our four other most highly compensated executive officers and our independent director during the periods described below:

--------------------- ------------------------------------------------- ------------------------- -----------------
   NAME AND                         ANNUAL COMPENSATION                         LONG TERM               All
   PRINCIPAL                                                                   COMPENSATION            OTHER
   POSITION                                                                                         COMPENSATION
--------------------- ------------------------------------------------- ------------------------- -----------------
                       YEAR    SALARY($)   BONUS($)        OTHER           AWARDS       PAYOUTS
                                                           ANNUAL
                                                        COMPENSATION
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                                                                         SECURITIES
                                                                         UNDERLYING
                                                                         OPTIONS(#)
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     Mao, Peng         2003        0           0             0                0            0             0
  CHAIMAN AND CEO     ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     15,000         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     15,000         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     AN, Lufan         2003        0           0             0                0            0             0
     DIRECTOR,        ------- ------------ ---------- ----------------- -------------- ---------- -----------------
     PRESIDENT         2004     15,000         0             0                0            0             0
      AND COO         ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     15,000         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
   ZHANG, Luyong       2003        0           0             0                0            0             0
        CTO           ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------



                                       31

--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
    LIU ,Xiaohao       2003        0           0             0                0            0             0
     DIRECTOR,        ------- ------------ ---------- ----------------- -------------- ---------- -----------------
  VICE PRESIDENT       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
   HUANG, Chentai      2003        0           0             0                0            0             0
        CFO           ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004     12,500         0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005     12,500         0             0                0(1)         0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------
 Stephen E. Globus     2003        0           0             0                0            0             0
    DIRECTOR (2)      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2004        0           0             0                0            0             0
                      ------- ------------ ---------- ----------------- -------------- ---------- -----------------
                       2005        0           0             0                0            0             0
--------------------- ------- ------------ ---------- ----------------- -------------- ---------- -----------------

(1) In August 2004 we entered into employment agreements with our top executive officers to secure their commitment to continued service to us. The employment agreements provide, each, for the grant of options to purchase shares of our common stock pursuant to the stock option plan to be adopted by us (the "Stock Option Plan"). These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004. The exercise price for each option granted to the executive officers shall be $1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. The executive officers' right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and such executive officer shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of a full-time employment with us.

(2) We shall promptly pay or reimburse Mr. Stephen E. Globus as our director for all reasonable out-of-pocket expenses (in accordance with our policy) incurred or paid by him, in an amount not to exceed US$50,000, in connection with the performance of his services (including, without limitation, travel expenses) upon presentation of expense statements or vouchers or such other supporting documentation in such form and containing such information as we may from time to time require.

(3) We have omitted information on "perks" and other personal; benefits because the aggregate value of these items, if any, does not meet the minimum amount required for disclosure under the Securities and Exchange Commission's regulations.



OPTION EXERCISES DURING 2005 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         There were no options exercised during the 2005 fiscal year.

DIRECTOR COMPENSATION

         None of our directors has received any compensation for their services rendered as our directors during fiscal years 2004 and 2005.

EMPLOYMENT AGREEMENTS

         In August 2004, we entered into respective employment agreements with our top executive officers to secure their commitment to continued service to us.

         MAO Peng's employment agreement has a term of five years, commencing on September 1, 2004, and provides for a salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004, in accordance with the terms and conditions of Stock Option Plan and any other stock option agreement entered into by Mr. Mao and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Mao shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Mao's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Mao shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

         HUANG Chentai's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Huang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Huang shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Huang's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Huang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last day of full-time employment with us.

         AN Lufan's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $15,000 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. An and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. An shall be US$1.50. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. An's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. An shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

         LIU Xiaohao's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Liu and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Liu shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Liu's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Liu shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

         Zhang Luyong's employment agreement has a term of five years, commencing on September 1, 2004, and provides for an annual salary of $12,500 for the first year of the term, subject to subsequent annual review by our board of directors. The agreement also provides for the grant of options to purchase shares of our common stock pursuant to the Stock Option Plan. These options are to be awarded in four quarterly installments on each three month anniversary after August 29, 2004 pursuant to and in accordance with the terms and conditions of the Stock Option Plan and any other stock option agreement entered into by Mr. Zhang and us. We have not adopted the Stock Option Plan yet and therefore no options have been granted. The exercise price for each option granted to Mr. Zhang shall be US$1.5. Each quarterly grant shall consist of the quantity of shares of our common stock whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals $7,500.00. Mr. Zhang's right to receive any quarterly grant of stock options is subject to and conditional upon his status as our full-time employee at the time of such grant, and Mr. Zhang shall not be entitled to any portion of any quarterly grant that has not already been awarded to him prior to his last date of full-time employment with us.

DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, as amended to date, our by-laws, and the certificate of designations filed with the State of Delaware. Our Articles of Incorporation and our by-laws have been filed as exhibits to our registration statement of which this prospectus is a part. All material terms of these referenced documents are disclosed in this document. Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share.

         Common Stock

         The holders of our common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting that commences with a lawful quorum is sufficient for approval of matters upon which shareholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company. Holders of our common stock are not entitled to preemptive rights.

         After the satisfaction of requirements with respect to preferential dividends, if any, holders of our common stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available therefore.

         Preferred Stock:

         We have authorized 10,000,000 shares of preferred stock with 1,152,000 shares of Series A Convertible Preferred Stock, face value $1.00, currently outstanding as of April 26, 2006.

         The Preferred Stock shall be issued at a purchase price of US$1.00 per share. The number of shares constituting the Series A Convertible Preferred Stock is 1,152,500. The main characteristics of the Series A Convertible Preferred Stock are as follows:

         Preference. Subject to the rights of the holders of any other series of preferred stock ranking senior to or on a parity with the Series A Convertible Preferred Stock with respect to liquidation and any other class or series of our capital stock ranking senior to or on a parity with Series A Convertible Preferred Stock with respect to liquidation, in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of record of the issued and outstanding shares of Series A Convertible Preferred Stock ("Holder") shall be entitled to receive, out of our assets available for distribution to the Holders of shares of Series A Convertible Preferred Stock, prior and in preference to any distribution of any of our assets to the holders of our common stock and any other series of preferred stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation and any other class or series of our capital stock ranking junior to the Series A Convertible Preferred Stock with respect to liquidation, an amount in cash per share equal to $1.50, plus an amount equal to all dividends accrued and unpaid on each such share (whether or not declared) up to the date fixed for distribution. If, upon such liquidation, dissolution or winding up of the affairs of the Company, our assets distributable among the Holders of Series A Convertible Preferred Stock and any other series of preferred stock ranking on a parity therewith in respect thereto or any class or series of our capital stock ranking on a parity therewith in respect thereto shall be insufficient to permit the payment in full to all such Holders of shares of the preferential amounts payable to them, then our entire assets available for distribution to such Holders of shares shall be distributed ratably among such Holders in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full. After payment of the full amount to which they are entitled upon liquidation, the Holders of shares of Series A Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by us. Neither a consolidation or merger of us with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of our assets will be considered a liquidation, dissolution or winding up of the affairs of us.

         No Preference on Common Stock. The preference in liquidation described above shall not apply if the Holder of the Series A Convertible Preferred Stock has converted the Series A Convertible Preferred Stock into our common stock, which shall be ranked junior to preferred stock.

         Optional Conversion Rights: The Series A Convertible Preferred Stock shall be convertible as follows:

         Optional Conversion: Subject to certain conditions set forth in the Holder of any shares of the Series A Convertible Preferred Stock shall have the right at such Holder's option (an "Optional Conversion"), at a date elected by such Holder, to convert such Series A Convertible Preferred Stock into fully paid and nonassessable shares our common stock at the ratio of one for one shares of our common stock ("Conversion Ratio").

         Cost:. We shall pay all documentary fee attributable to the issuance or delivery of shares of our common stock upon conversion of any shares of Series A Convertible Preferred Stock; provided that we shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

         Dividends Upon Conversion: In connection with any conversion of shares of Series A Convertible Preferred Stock, we shall pay accrued and unpaid dividends thereon in accordance with the provisions of the Certificate of Designation.

         Dividends: Subject to the rights of the Holders of any other series of preferred stock ranking senior to or on a parity with the Preferred Stock with respect to dividends and any other class or series of our capital stock ranking senior to or on a parity with the Series A Convertible Preferred Stock with respect to dividends, other than our common stock, the Holders of the Series A Convertible Preferred Stock shall be entitled to receive, when and as declared by our board of directors, cumulative dividends per share of the Series A Convertible Preferred Stock at a rate of 7% per annum or as determined by our board of directors, payable semi-annually, during the period commencing after the date of original issuance of any shares of the Series A Convertible Preferred Stock until converted pursuant to the provisions described above; provided, however, in the event of a conversion as a result of an Optional Conversion, no dividends will be due or payable to Holders of Series A Convertible Preferred Stock. Any dividends shall be paid within thirty (30) calendar days from the date it has been declared by our board of directors.

         Convertible Notes

         In the private placement in January 2005, we issued Convertible Notes in the aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance, the principal balance of which bearing an interest rate of 7% per annum payable at maturity or upon satisfaction or discharge of the Note. Holder of the Notes has a right to convert all, but not less than all, of the Notes into our common stock at $1.00 per share. The Notes holders consented in September 2005 to a ninety day extension of the maturity of the Convertible Notes.

         As of December 31, 2005, part of the Convertible Notes have been converted into 358,334 shares of our Common Stock and the rest have been redeemed by us. As a result of the consent from the Note holders, we have issued the consenting Note holders additional 42,500 shares of our common stock.

         Warrants

         We also issued 368,323 warrants in the Notes Private Placement in January 2005, among which 26,666 warrants were attributed to WestPark as part of the consideration for its services as our private placement agent. The exercise price of the Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate of 368,323 shares of common stock. These Notes Warrants will expire on the third anniversary after the issuance date and may be exercised in full but not or in part during that period.

         We issued 1,152,500 warrants in the private placement in June 2005 and October 2005 in connection with the private placement of Series A Convertible Preferred Stock, among which 76,500 warrants were attributed to WestPark and its designees as part of the consideration for its services as our private placement agent. The exercise price of these warrants is $2.00 per share. These warrants will expire on the third anniversary after the issue date as specified in the warrants and may be exercised in full but not or in part during that period.

         We have also issued 1,000,000 warrants in connection with the private placement of our common stock on February 2, 2006. The exercise price of the warrant is $1.25 per share. The warrants will expire on the February 2, 2010 and may be exercised in full or in part from time to time during this period.

         We have also issued 6,831,684 warrants in connection with the private placement of our common stock on March 10, 2006. The exercise price of the warrant is $1.26 per share. The warrants will expire on the March 10, 2010 and may be exercised in full or in part from time to time during this period.

         Dividends

         We have not declared or paid any cash dividends to date, and we do not intend to declare any cash dividends on the shares of our common stock in the foreseeable future. Any future decision to pay dividends on shares of our common stock will be solely at the discretion of our board of directors. See also "Dividend Policy."

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Our Certificate of Incorporation provides that our board of directors, pursuant to a resolution, may issue preferred stock from time to time and fix the terms and rights of such stock, including the voting rights. The issuance of additional preferred stock with voting rights may have certain anti-takeover effects.

DELAWARE ANTI-TAKEOVER STATUTE

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of our outstanding voting stock) from engaging in a merger, acquisition or other "business combination" (as defined in Section 203) with us for three years following the time that person becomes an interested stockholder unless:

before that person  became an  interested  stockholder,  our board of  directors
approved  the  transaction  in  which  the  interested   stockholder  became  an
interested stockholder or approved the business combination;

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by our directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or following the transaction in which that person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a "business combination" for these purposes includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" for these purposes is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

                                    BUSINESS

OUR COMPANY

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in the People's Republic of China ("China" or PRC").

         We, a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into China Biopharmaceuticals Holdings, Inc. (CBH), its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, Nanjing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China. It was founded and spear-headed by graduates from China Pharmaceutical University to engage in new drug research and discovery and in the development of new drug screening technologies.

         On February 27, 1986, our stockholders approved the divestiture and sale of those assets of our company as pertained to its then camera manufacturing and photography operations as well as the sale of certain shares of stock in a photographic related company owned by it and its interest in our then owned premises. The sale was consummated as of February 28, 1986. After such divestiture, our activities consisted of the holding of interests in various companies and the seeking out of acquisition and joint-venture opportunities in various fields of business endeavor. On May 27 1988, we filed with the Securities and Exchange Commission (the "SEC") a notification of election to be treated as a "Business Development Company" ("BDC") as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). The decision to become a BDC was made primarily to better reflect our anticipated future business and development relationships. A BDC is an investment company designed to assist eligible portfolio companies with capital formation. As a result of the reorganization the acquisition of CBC pursuant to the Exchange Agreement, we are no longer a BDC and is now an operating company.

         On August 4, 2004, we filed Definitive Information Statement ("Information Statement") pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, notifying its shareholders the execution and pending implementation of an Agreement and Plan of Merger was signed by and between Globus Growth Group, Inc., a New York corporation ("Globus ") and the predecessor of our company and its wholly owned subsidiary in the State of Delaware under the name of China Biopharmaceuticals Holdings, Inc. ("CBH"). The Agreement and Plan of Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal RevenueCode, according to which Globus , Inc. merged with and into our company, ceasing its corporate existence and having CBH as the surviving corporation of the merger (the "Merger"). In the Merger, all issued and outstanding shares of the common stock of Globus have been converted into shares of our common stock. On August 28, 2004, the internal reorganizational Merger was completed with Globus Growth merging into CBH as the surviving entity.

         Pursuant to a share exchange agreement ("Exchange Agreement") between CBH, CBC, Keyuan, and MAO Peng as the sole shareholder of CBC, we received all of the issued and outstanding common stock of CBC in exchange for 20,842,779 shares of restricted (as defined in Rule 144 of the Securities Act of 1933, as amended) our common stock, par value $0.01 per share, representing approximately 90% of the issued and outstanding common capital stock of our company following the time of the issuance. As of April 26, 2006, there were 36,848,399 issued and outstanding shares of our common stock and 335 holders of record.

         On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments.

         On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired controlling ownership interest (approximately 51%) in Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $0.50 per share or $1,650,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes.

         On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement and subject to certain conditions, we are to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. Our auditors are currently engaged to audit the financial statements of Tianyin. The pro forma unaudited balance sheet and statement of income of Tianyin disclosed a net assets of $231,000 in 2005 and net assets of $2,727,000 in negative in 2004. Tianyin's net income was $469,000 in 2005 and net loss of $539,000 in 2004. We are currently evaluating the viability of the implementation of the Tianyin purchase agreement and will make final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase Agreement, the Board of the Company held a meeting to discuss the possibility of abandoning the acquisition of Tianyin should Tianyin's shareholders not compromise and meet the company's request for a reasonable purchased price..

         The shares of our common stock are quoted on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol CHBP.OB.

         Although to date we have been successful in developing our business and products, we face many challenges typically faced by a growing company, including limited access to capital, competition, research and development risks, among many other risks. Our inability to overcome these risks could have an adverse effect on our operations, financial condition and prospects. Investments in our company may also be materially and adversely affected by the fluctuation of the Renminbi.

BUSINESS DESCRIPTION

         Our business is composed of three parts: Research & Development, Raw Materials, and Manufacturing.

         Research & Development

         We, through our indirectly held subsidiary Keyuan, have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicine products. Keyuan has developed a solid discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. Keyuan also has a rich existing product pipeline. The technological backbone of the Keyuan advanced R&D capabilities is a Drug Screening and Testing System--an advanced drug screening and testing system based on certain bio-technologies that have only recently been made possible by rapid technological advances in the Post-Genomics Era. This proprietary gene-level technology platform enables Keyuan to deliver the next generation of drugs--which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by capable drug research scientists and development experts in China. Keyuan has a product pipeline containing approximately forty major products, including eight drugs that are ready for commercialization in China. Keyuan also offers contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. Keyuan has built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. Keyuan collaborates with China Pharmaceutical University in enhancing the resources of chemical compounds in LTDC. Keyuan has built LTDC to both accelerate its own drug discovery and to generate revenue in the form of access fees paid by other pharmaceutical companies.

         We spent $427,999 in year 2004 and $1,470,055 in 2005, respectively, on our research and development.

         Raw Materials

         Our subsidiary Hengyi specializes in research and development, production and sales of chemicals and intermediaries used in pharmaceutical products as well as pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers.. Hengyi can manufacture and provide most of the raw materials when we start commercializing our new drugs, enabling us to lower our production cost and gain competitive advantages.

         Manufacturing

         Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard set by the State Food and Drug Administration ("SFDA") of China and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

NUMBER OF EMPLOYEES

         Due to the acquisitions as described above, the number of our employees has expanded significantly as compared to 2004. Currently we have approximately 790 full-time employees.

         By Company:

         The table below set forth the number of employees of each of CBH and the subsidiaries:

                Company                                  Number of Employees

               CBH & CBC                                         15

                Keyuan                                           25

                Hengyi                                          250

                 Erye                                           500

                TOTAL:                                          790


         By job:

         The table below sets forth the number of employees by nature of their jobs.

               Management & Administration                        135

                 Technology and research                           65

                   Sales and marketing                             75

            Production - drug material & drugs                    515

                         TOTAL:                                   790


         We  have  employment   contracts  with  a  significant  number  of  our
employees.  None  of  our  employees  are  covered  by a  collective  bargaining agreement,  and we believe our employee relations are good. All of our employees are located in Jiangsu Province.

OUR PRODUCTS

         We have a diversified portfolio of drugs and robust drug screening and testing platforms. We concentrate on the development of drugs for treatment of common diseases such as cardiovascular diseases, cancer, infectious diseases and diabetes, etc.

Our products can be divided into three categories; new drugs through R&D, drug materials & intermediates and commercialized drugs:

         New drug:

         We, through our subsidiary Keyuan, have a product pipeline of about forty new drugs for the treatment of diseases such as cardiovascular and infectious diseases. We intend to commercialize or license eight drugs during year 2006. We plan to commercialize the majority of its drugs and license and sell the remaining of its drugs. The table below lists the products of Keyuan, our subsidiary. For each drug, the table indicates the condition for treatment and SFDA approval and licensing status. SFDA provides administrative protection for a period of 3-5 years for drugs newly introduced to China.

----- -------------------- --------------------------- ----------------------------------------- -------------------
No.   Drug Name            Target Treatment            Clinical Program Status                   SFDA
                                                                                                 Authorized
                                                                                                 Protection Date
----- -------------------- --------------------------- ----------------------------------------- -------------------
1     Diclofenac Sodium    Oral ulcer, stomatitis,     Approved and licensed by SFDA             2026.10.7
      Lozenges             small oral operation        Approval No. H20031259                    Patent protection
                                                       Patent number  CN1413583A
                                                       Patent application number 011360828
----- -------------------- --------------------------- ----------------------------------------- -------------------
2     Rhodiola  rosea L.   Alzheimer disease           Preclinical                               2028.9.26
      abstracts                                        Patent application number 031583490       Patent Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
3     Platinum(II)         Cancers                     Preclinical                               2029.4.27
      complexes Yibo                                   Patent application number 2004100147727   Patent Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
4     Pazufloxacin         Infection                   Approved and licensed by SFDA             2007.06.23
      Mesilate material                                Approval No. H20041948
----- -------------------- --------------------------- ----------------------------------------- -------------------
5     Pazufloxacin         Infection                   Approved and licensed by SFDA             2007.06.23
      Mesilate and                                     Approval No. H20041949
      Sodium chloride
      Injection
----- -------------------- --------------------------- ----------------------------------------- -------------------




                                       41

----- -------------------- --------------------------- ----------------------------------------- -------------------
6     Cefixime material    Antibiotics                 Approved and licensed by SFDA             2005.10.28
                                                       Approval No.H20041527                     Expired
----- -------------------- --------------------------- ----------------------------------------- -------------------
7     Cefixime tablets     Antibiotics                 Approved and licensed by SFDA             2006.01.28
                                                       Approval No. H20041529
----- -------------------- --------------------------- ----------------------------------------- -------------------
8     Cefixime capsules    Antibiotics                 Approved and licensed by SFDA             2008.09.11
                                                       Approval No. H20041528
----- -------------------- --------------------------- ----------------------------------------- -------------------
9     Cefixime granules    Antibiotics                 Approved and licensed by SFDA             2008.09.11
                                                       Approval No. H20041645
----- -------------------- --------------------------- ----------------------------------------- -------------------
10    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2006.11.9
      capsules                                         Approval No. H20050915
----- -------------------- --------------------------- ----------------------------------------- -------------------
11    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2008.07.24
      material                                         Approval No. H20041922
----- -------------------- --------------------------- ----------------------------------------- -------------------
12    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             2008.07.24
      tablets                                          Approval No. H20041923
----- -------------------- --------------------------- ----------------------------------------- -------------------
13    Gliclazide           II-type diabetes            Approved and licensed by SFDA             Generic Drug
      Sustained Release                                Approval No. H20056883
      Tablets
----- -------------------- --------------------------- ----------------------------------------- -------------------
14    Nizatidine material  Gastric ulcer               Approved and licensed by SFDA             Generic Drug
                                                       Approval No. H20053694
----- -------------------- --------------------------- ----------------------------------------- -------------------
15    Loxoprofen sodium    Pain and inflammation       Approved and licensed by SFDA             Generic Drug
      granules                                         Approval No. H20052446
----- -------------------- --------------------------- ----------------------------------------- -------------------
16    Meglumine            Heart Failure               Approved and licensed by SFDA             Generic Drug
      Adenosine                                        Approval No. H20040859
      Cyclophosphate for
      injection
----- -------------------- --------------------------- ----------------------------------------- -------------------
17    Aceglutamide for     Post-neurosurgery coma      Approved and licensed by SFDA             Generic Drug
      injection                                        Approval No. H20040887
----- -------------------- --------------------------- ----------------------------------------- -------------------
18    Loratadine           Allergic rhinitis,          Approved and licensed by SFDA             Generic Drug
      material, tablets    Allergic dermatosis         Approval No. H20051688
----- -------------------- --------------------------- ----------------------------------------- -------------------
19    Secnidazole          Infection of anaerobe and   Clinical trial application approved,      Subject to SFDA
      material             trichomonas vaginalis       Filed                                     Pending
                                                       Approval No. 2003L01222                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
20    Secnidazole          Infection of anaerobe and   Clinical trial application approved,      Subject to SFDA
      tablets, capsules    trichomonas vaginalis       Filed                                     Pending
                                                       Approval No. 2003L01223                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
21    Desloratadine        Allergic rhinitis,          Clinical trial application approved,      Subject to SFDA
      material and         Allergic dermatosis         Filed                                     Pending
      tablets                                          Approval No. 2003L02927                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
22    Nafamostate          Disseminated                Clinical trial application approved,      Subject to SFDA
      mesilate  material   Intravascular Coagulation   Filed                                     Pending
                           (DIC),Pancreatitis          Approval No. 2003L00552                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
23    Nafamostate          Disseminated                Clinical trial application approved,      Subject to SFDA
      mesilate  for        Intravascular Coagulation   Filed                                     Pending
      injection            (DIC), Pancreatitis         Approval No. 2003L00551                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------



                                       42

----- -------------------- --------------------------- ----------------------------------------- -------------------
24    Torasemide material  Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00803                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
25    Torasemide tablets   Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00804                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
26    Torasemide capsules  Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
                           Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L00516                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
27    Torasemide  for      Diuretic, Hypertension,     Clinical trial application approved,      Subject to SFDA
      injection            Ascites, Heart              Filed                                     Pending
                           failure,Renal failure       Approval No. 2003L01294                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
28    Edaravone material   Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L02173                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
29    Edaravone Injection  Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L02174                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
30    Edaravone Sodium     Acute Cerebral infarction   Clinical trial application approved,      Subject to SFDA
      Chloride Injection                               Phase II                                  Pending
                                                       Approval No. 2004L00440                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
31    Sofalcone material   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02119                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
32    Sofalcone tablets    Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02122                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
33    Sofalcone capsules   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02121                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
34    Sofalcone granules   Gastric ulcer               Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2004L02120                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
35    Nateglinide          II-type diabetes            Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2003L00073                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
36    Nateglinide tablets  II-type diabetes            Clinical trial application approved,      Subject to SFDA
                                                       Phase II                                  Pending
                                                       Approval No. 2003L00131                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------


                                       43

----- -------------------- --------------------------- ----------------------------------------- -------------------
37    Heptaplatin          Tumor                       Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2003L01704                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
38    Heptaplatin for      Tumor                       Clinical trial application approved,      Subject to SFDA
      injection                                        Phase II                                  Pending
                                                       Approval No. 2003L01705                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
39    Indosine Pranobeox   Antivirus                   Clinical trial application approved,      Subject to SFDA
      material                                         Phase II                                  Pending
                                                       Approval No. 2005L00979                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------
40    Indosine Pranobeox   Antivirus                   Clinical trial application approved,      Subject to SFDA
      tablets                                          Phase II                                  Pending
                                                       Approval No. 2005L00980                   Administrative
                                                                                                 Protection
----- -------------------- --------------------------- ----------------------------------------- -------------------

Raw Materials and Intermediaries

Our subsidiary Hengyi specializes in research and development, production and sales of pharmaceutical products as well as chemicals and intermediaries used in pharmaceutical products. Hengyi has extensive product pipeline containing twenty six major products that are raw material and intermediaries for making pharmaceutical products. More than 90% of Hengyi's products are exported to North America, South America and European countries with large, multi national pharmaceutical companies as end user customers. Hengyi can manufacture and provide most of the raw materials for our production pipeline, enabling us to lower our production cost and gain competitive advantages over our competitors.

Below is a list of Hengyi's major pharmaceutical and intermediary products:

------------------------------ ------------------------------ ------------------
Drug/Product Name              Target Treatment                    Status
------------------------------ ------------------------------ ------------------
Carbamazepine material         Epilepsy, Prosopalgia          Commercialized
                                                              Product
------------------------------ ------------------------------ ------------------
S-POZ                          Drug Intermediates             Commercialized
                                                              Product
------------------------------ ------------------------------ ------------------
Flumequine                     Antimicrobial agent            Commercialized
                                                              Product
------------------------------ ------------------------------ ------------------

Commercialized Drug

Our subsidiary, Erye, specializes in research and development, production and sales of pharmaceutical products as well as chemicals used in pharmaceutical products. The acquisition of 51% of the ownership interest of Erye, adds new drug products to our pipeline, manufacturing capabilities that comply with China Good Manufacturing Practices (GMP) standard and marketing network that covers 25 provinces in China. Erye has obtained production certificates for 68 drug items, among which 33 are in production, mainly antibiotics drugs such as Cefotaxime Sodium for injection, Ceftriaxone Sodium for injection, Amoxicillin for injection, and Compound Amoxicillin for injection. Erye's sales exceeded $20 million in 2004, with raw material Acetylspiramycin per oral taking 15% of domestic market share, and Cloxacillin Sodium taking 80% of domestic market share.

         Below is a list of Erye's major pharmaceutical products:

----------------------------------------- ------------------- ------------------
Drug/Product Name                         Target Treatment         Status
----------------------------------------- ------------------- ------------------
Ampicillin sodium/Sulbactam sodium for    Antibiotics         Commercialized
injection                                                     drug. SFDA
                                                              approval number
                                                              H20030476
----------------------------------------- ------------------- ------------------
Amoxicillin sodium/Sulbactam sodium for   Antibiotics         Commercialized
injection                                                     drug SFDA
                                                              approval number
                                                              H20033126
----------------------------------------- ------------------- ------------------
Furbencillin Sodium for Injection         Antibiotics         Commercialized
                                                              drug SFDA
                                                              approval number
                                                              h20059783
----------------------------------------- ------------------- ------------------


SERVICES:

         We also offer contractual research and development services. We intend to license the access to our proprietary screening and testing platforms to other pharmaceutical companies. In addition, we will offer packaged R&D services to companies outsourcing their R&D activities for fee-based research and development revenues.

LIBRARY OF TARGETED DRUG CANDIDATES:

         We have built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. We collaborate with China Pharmaceutical University in enhancing the resources of chemical compounds in the library. We invest in LTDC to both accelerate our own drug research and discovery as well as to generate revenue in the form of access fees paid by other pharmaceutical companies.

OUR CUSTOMERS AND DISTRIBUTION CHANNELS

         We have three groups of customers:

         Pharmaceutical   Companies-  We  maintain  a  fine  reputation  in  the
pharmaceutical industry in China for new drug R & D. We work with other pharmaceutical companies to license or jointly distribute our products.

         Drug Distribution Companies- There are approximately 10,000 drugs distribution companies in China. We work with various distribution companies to distribute our products. The demand for new drugs in China is substantial as the drug distribution companies suffer from very low profit margins from the distribution of old generic drugs.

         Hospitals- We have a network of connections with hospitals in the areas of Shanghai, Zhejiang province and Jiangsu province. The population in these areas is approximately 150 million. Our sales executives have held senior sales positions in various pharmaceutical companies that sell in these areas and have an extensive network of contacts that provide direct access to hospitals in these areas.

         We currently have 4 sales representative offices in China, two of which located in Nanjing city, one in Wuxi City and one in Shanghai City.

OUR RESEARCH AND DEVELOPMENT

         We have a robust research and development ("R&D") team focused on discovering new small and large molecule drugs as well as developing generic and improved drugs based on existing products already on the market and traditional Chinese medicinal products. Our R&D team consists of experts in the fields of medical technology, biotechnology, and pharmaceuticals with over 10-years of market place experience and a proven record of success in the management of pharmaceutical businesses in China. The Company has developed a discovery and development platform with advanced R&D capabilities based on post genome era technological advances to enable rapid drug discovery and development. We also have a rich product pipeline. The technological backbone of the Company's R&D capabilities is a Drug Screening and Testing System based on certain
Post-Genomics Era bio-technologies. This proprietary gene-level technology platform enables the Company to deliver the next generation of drugs which are more effective and have fewer side effects in a much shorter period than by traditional pharmaceutical developmental routes. The technology team is lead by some of the best drug research scientists and development experts in China. Our subsidiary Keyuan, has a product pipeline of about forty major new drugs for the treatment of diseases such as cardiovascular and infectious diseases. . We also offer contractual research and development products by licensing the access to its proprietary screening and testing platforms to other pharmaceutical companies. We have built a Library of Targeted Drug Candidates ("LTDC") with 20,000 chemical compounds. Drug candidates undergo screening to reveal their potential to become new drugs. We collaborate with China Pharmaceutical University, which is a shareholder of the Company, in building allied R&D laboratory for drug screening and testing and enhancing the resources of chemical compounds in the library.

         We leverage our relationship with the research laboratory of China Pharmaceutical University which is a shareholder of our company. We have the right of first refusal on their new drug discoveries. We spent $427,999 and $1,470,055 on research and development during 2004 and 2005, respectively.

PRODUCTION FACILITIES AND EQUIPMENT

         Our subsidiary Keyuan has a drug R&D laboratory. The laboratory is equipped with various type of equipment for compound synthesis, drug testing, screening, drug analysis, Pharmacological study, Pharmacokinetic study, efficiency study and toxicity study such as High Performance Liquid Chromatography (HPLC), Incubator, Ultraviolet-Visible Spectrometer, Centrifuge and Clean Bench, etc. Our subsidiary Hengyi is fully equipped with facilities required for the production in high temperature, high pressure, high vacuum and deep cooling. Our subsidiary Erye has seven laboratories, including Microorganism lab, Biological inspection lab, Apparatus lab, Chemical lab, Standard solution lab, Sample lab and Animal lab. The labs are equipped with advanced Gas Chromatography, HPLC, and Infrared Spectroscopy.

         Our subsidiary Hengyi has a sound infrastructure with well-equipped manufacturing equipments, such as Graphitized heat exchanger, Centrifugal separator, vacuum dryer, closed condenser, fermentation boiler, spiral grinder and others, in order to perform our production effectively and efficiently. All the pharmaceutical raw materials and intermediates are manufactured in a modern manufacturing unit, where an independent quality control department and research and development units is maintained. Highest priority to quality control and adequate precautions are taken to ensure that there are no lapses on the production front.

         Our subsidiary Erye has seven SFDA approved and certified production lines. The capsule pharmaceutical workshop and the Azlocillin sodium workshop are all designed by the Designing Institute of Medical Engineering of Nanjing. The total construction area for the workshop is approximately 2,400 square meters with an area of 1,450 square meters of medicine workshop of aseptic raw materials, 550 square meters for 100,000 grades purification control zone and
350 square meters for 300,000 grades purification control zone. Different production control zones are furnished with separated air conditioning system respectively according to different varieties and control request. Erye's total area of warehouse is 4,570 square meters and is set up for finished product storehouse, original auxiliary materials storehouse and packing materials storehouse. Erye has an industrial waste reservoir which is situated at a separated area outside the main production premises. The area of quality control building is 685 square meters and it consists of the microbiology laboratory, biological examination room, instrument laboratory, chemical laboratory, standard solution room, sample room and animal's laboratory. The quality control room is furnished with the gaseous phase chromatograph of Model GC-14C, SPD-10AVP type high-efficient liquid phase chromatograph, the titri-metric appearance of electric potential of Model ZDJ-ID , FTIR-8400S type infrared spectro-comparator, etc. Every workshop uses the special-purpose production equipment. The equipment directly contacted with the medicines is making of high quality stainless steel materials and apt to production operation, repairing, maintaining and washes. It can also prevent the operation mistake and reduce pollution.

COMPETITION AND COMPETITIVE STRENGTHS

         Vertically integrated pharmaceutical operation is still at an early stage of development in China due to heavy state involvement in the past. The industry is fragmented. We face competition from domestic drug R&D companies, drug manufacturing companies which are growing rapidly. Our direct competitors are domestic pharmaceutical companies and new drug R&D institutes that have fairly strong R&D capabilities in new drug R&D such as Beijing Venture Biopharma Technology Co., Ltd., Fosun Group Co., Ltd. and Chongqing Pharmaceutical Research Institute, Co. Ltd. We also face competition of foreign companies who have strong proprietary pipeline and strong financial resources. Our advantage is our local concentration in research and discovery as well as our local distribution network. We possess certain competitive advantages over our competitors due to our own discovery capability. Our relationship with China Pharmaceutical University, one of the leading pharmaceutical scientific research institution in China, provides us with a unique opportunity to benefit from the latest discovery in its research laboratory and reduce our fundamental research cost so that we can concentrate more on application and commercialization. We are in a competitive position to seize substantial market opportunities as the pharmaceutical industry in China rapidly moves toward consolidation, privatization, and commercialization.

         Good Product Pipeline

         Our subsidiary Keyuan has an existing pipeline of approximately forty new drugs we intend to introduce to the Chinese market. The drugs are superior to existing comparable drugs with reduced toxicity, enhanced effectiveness and cheaper manufacturing costs due to technological innovation. Among the forty drugs in our pipeline, our company intends to commercialize three SFDA approved and licensed drugs through our subsidiaries in year 2006 and to have five in-application drugs to be approved by SFDA in year 2006.

         R&D Capabilities and Technology

         We have managed to obtain intellectual property rights for our advanced technologies and to gain a strong competitive edge over the vast majority of all domestic pharmaceutical companies. Our R&D capabilities are one of the most advanced in the Chinese pharmaceutical industry. Our advanced R&D technology platform represents the latest drug discovery and development tools available for screening potential drug candidates for new drugs. Additionally, through our joint venture with the University's R & D laboratory, we have access to China's most promising pharmaceutical development projects and to the nation's top-level expertise from academia, government, and industry.

         Strong Experience in Dealing with Approval Authorities

         Several of our leading management team members used to work with SFDA in various high level drug approval and screening positions. Our research and discovery is keyed to the SFDA requirements and we are familiar with the criteria used and standards expected. This gives us competitive advantage in government approvals and licenses as well as revenues from participation in selected government projects and grants.

         Examination and Appraisement Committee for Small Molecule Drugs.

         In August, 2004, we signed an agreement with China Pharmaceutical University to establish a joint laboratory for potential drug candidates
(effective chemical compounds and effective single ingredient extract from traditional Chinese medicinal herds) screening and new drugs research and development.

DESCRIPTION OF PROPERTY

         Our subsidiaries, Hengyi, and Eyre, each owns plots of lands in China; Hengyi owns approximately 25,000 square meters in the city of Kunshan, Jiangsu Province, Erye owns approximately 49,000 square meters in the city of Suzhou, Jiangsu Province At the end of 2005, the book value of our total assets was US$27,675,074. Erye's land and buildings, amount to approximately 25% of this book value. Hengyi has less than 10% and Keyuan does not own any land or building.

         Hengyi's Properties

         All  properties  of Hengyi  are  located at No.  54,  Kunshan  City and fourteen of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us. Hengyi solely owns all properties with land title and certificates of building's ownership. At the end of 2005, there was a US$1,612,000 rollover short-term bank loan which was secured by the company's land. In 2005, there was no major improvement of the buildings. No other renovation, improvement or development occurred in 2005. All building is fully operated and used by Hengyi. The age of all buildings is over 5 years.

         Erye's Properties

         All properties of Erye are located at No. 839, Pan Xu Road, Suzhou City and twelve of the buildings serve as office, general purpose, warehouse, production, utilities and waste disposal. All buildings are fully occupied and used by us. Erye solely owns all properties with land title and certificates of building's ownership. At the end of 2005, there was a US$3,000,000 rollover short-term bank loan secured by the company's land. In 2005, there was one major improvement of one of the buildings and the cost for this improvement was approximately US$300,000. No other renovation, improvement or development occurred in 2005. The improved building done in 2005 is a FDA approved with GMP licensed production building, which is 100% occupant for producing anti-biotic drugs. This building is fully operated and used by Erye. The age of all buildings, other than the building with the new improvement, are over 25 years. Erye's land is situated at the heart of city and is restricted by government regulation of not allowing any new building development.

INTELLECTUAL PROPERTY

         An asset base of intellectual property is the foundation of our operations and R&D facilities. We have the capacity to rapidly generate intellectual property in the many forms as described above: New drugs / full product pipeline, Drug screening & testing platforms, Proprietary technologies, and Library of Targeted Drug Candidates (LTDC). This asset base of valuable intellectual property is leveraged to derive revenues, form strategic partnerships, and make acquisitions to expand our operations and profit-earning capacity.

         Our subsidiary, Keyuan, owns the following patents, one of which approved and two pending approval:

         (1) Low dose Diclofenac Sodium Lozenges and preparation. (Indication: oral ulcer, stomatitis, small oral operation); Patent Application number:
011360828;  Application date: Oct.8, 2001;  Approval date: Jan.15,  2005; Patent
Number: CN1413583A; Patent Expiration date: Oct 7, 2021.

         (2) Usage of the abstracts of Rhodiola rosea L. in the preparation of drugs treating Alzheimer disease; Application number: 031583490; Application date: Sep.27, 2003; Patent Expiration date: Sep. 26, 2023

         (3) Preparation of a platinum(II) compound Yibo, anticancer drug Application number: 2004100147727; Application date: Apr.28, 2004; Patent Expiration date: April 27, 2024

         The typical duration of these patents is twenty years from the date of application. Other drugs of Keyuan are subject to pending or existing SFDA administrative protection.

REGULATORY ENVIRONMENT

         Our principal sales market is presently in China. We are subject to the Drug Administration Law of China, which governs the licensing, manufacturing, marketing and distribution of pharmaceutical products in China and sets penalties for violations of the law. Additionally, we are also subject to various regulations and permit systems by the Chinese government.

         The application and approval procedure in China for a newly developed drug product is described below. New drug applicants prepare the documentation of pharmacological study, toxicity study and pharmacokinetics and drug metabolism (PKDM) study and new drug samples. Documentation and samples are then submitted to provincial food and drug administration ("provincial FDA"). The provincial FDA sends its officials to the applicant to check the applicant's R&D facilities and to arrange new drug examination committee meeting for approval deliberations. This process usually takes three months. After the documentation and samples being approved by the provincial FDA, the provincial FDA will submit the approved documentation and samples to SFDA. SFDA examines the documentation and tests the samples and arranges new drug examination committee meeting for approval deliberations. If the application is approved by SFDA, SFDA will issue a clinical trial license to the applicant for clinical trials. The clinical trial license approval typically takes one year. The applicant completes the clinical trial process and prepares documentation and files submitted to SFDA for new drug approval. The clinical trial process usually takes one year or two depending on the category and class of the new drug. SFDA examines the documentation and gives final approval for the new drug and issues the new drug license to the applicant. This process usually takes 8 months. The whole process for new drug approval usually takes three to four years.

         The Government approval procedure in China for application for new patents is as follows. The applicant prepares documentation and sends application to State Intellectual Property Office of China ("SIPO"), usually through patent application agencies. The application is then examined by SIPO. If the application is approved, SIPO issues and releases patent illustration book for challenges by competing claimants. Once the illustration book issued, the patent is protected. Within a three year period depending on different categories of the patent, if there are no challenges against the patent, then SIPO will issue patent license to the applicant.

COMPLIANCE WITH ENVIRONMENTAL LAW

         We comply with the Environmental Protection Law of China and its local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations.

LITIGATION

         We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the our executive officers, threatened against or affecting us, our common stock, any of our subsidiaries or of our or our subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes thereto. The following discussion contains forward-looking statements. China Biopharmaceuticals Holdings, Inc. is referred to herein as "we", "our,", "us", or "the Company". The words or phrases "would be," "will allow," "expect to", "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," or similar expressions are intended to identify forward-looking statements. Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities;(c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under "Liquidity and Capital Resources. Statements made herein are as of the date of the filing of this Form 10-KSB with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

OUR BUSINESS

         We are a vertically integrated bio-pharmaceutical company focused on developing, manufacturing and distributing innovative drugs in China. Our mission is to maximize investment returns for our shareholders by integrating our strong drug discovery and development strength with manufacturing and
commercialization   capabilities   and   by   actively   participating   in  the
consolidation and privatization of the pharmaceutical industry in China to become a dominant player in the bio-pharmaceutical industry in China.

CRITICAL ACCOUNTING POLICIES

         We have identified the policies below as critical to understanding of our financial statements. The application of these polices requires management to make estimates and assumptions that affect the valuation of assets and expenses during the reporting period. There can be no assurance that actual results will not differ from these estimates. The impact and any associated risks related to these policies on our business operations are discussed below.

(1) REVENUE AND REVENUE RECOGNITION.

         For fixed-price refundable contracts, we recognize revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer. Confirmed revenue is not refundable and continued performance of future research and development services related to the milestone are not required. For sale of patented pharmaceutical formulas, the Company recognizes revenue upon delivery of the patented formulas. For sales of final medicines and processed materials, we recognize revenue upon delivery of the goods. The company usually does not offer sales returns or refunds on the products except for some specific circumstances, such as quality problems, which is rare and is difficult to have an accurate estimate.

(2) ACCOUNTS RECEIVABLE.

         Our accounts receivable are concentrated in numbers of pharmaceutical manufacturers. We believe that a significant change in the liquidity or financial position of few of our big customers would have a material adverse impact on the collectibility of the Company's accounts receivable. Based upon our historical experience, the delaying of payment caused by customer's unpredicted management or financial trouble is influencing our financial and future operating results.

(3) INCOME TAX.

         Significant judgment is required in determining our income tax provision. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although we believe that our estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than that which is reflected in our historical income tax provisions and accruals. Such differences could have a material effect on our income tax provision and net income in the period in which such determination is made. We apply an asset and liability approach to accounting for income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The recoverability of deferred tax assets is dependent upon our assessment of whether it is more likely than not that sufficient future taxable income will be generated to utilize the deferred tax asset. In the event we determine that future taxable income will not be sufficient to utilize the deferred tax asset, a valuation allowance is recorded.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2005 COMPARED TO YEAR ENDED DECEMBER 31, 2004

         We acquired Hengyi on September 30, 2004 and the operating result for the three months ended December 31, 2004 was included in our 10KSB filed on April 15, 2005. For management discussion and comparison purposes, a proforma consolidated statements of income and other comprehensive income for the year ended December 31, 2004 was prepared as if the acquisition was effective January 1, 2004 as presented below:


               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                      FOR THE YEARS ENDED DECEMBER 31, 2004

                                                     PROFORMA          2004
                                                       2004           10KSB
                                                   ------------    ------------

REVENUES                                              8,089,999       3,443,545

COST OF GOOD SOLD                                     6,332,442       2,432,172
                                                   ------------    ------------

GROSS PROFIT                                          1,757,557       1,011,373
                                                   ------------    ------------

OPERATING EXPENSES
Research and development expenses                       427,999            --
Selling, general and administrative expenses            779,634         545,190
                                                   ------------    ------------
Total Operating Expenses                              1,207,633         545,190
                                                   ------------    ------------

INCOME FROM OPERATIONS                                  549,924         466,183
                                                   ------------    ------------

                                                     PROFORMA          2004
                                                       2004           10KSB
                                                   ------------    ------------
OTHER INCOME (EXPENSE)
Interest income (expenses)                         $   (131,805)        (20,328)
Other income (expenses)                                  71,694         119,573
                                                   ------------    ------------
 Total Other Income (expenses)                          (60,111)          99,24
                                                   ------------    ------------

INCOME BEFORE INCOME TAXES                              489,813         565,428

PROVISION FOR INCOME TAXES                               33,246         109,134
                                                   ------------    ------------

INCOME BEFORE MINORITY INTEREST                         456,567         456,294

MINORITY INTEREST                                       105,927         105,654
                                                   ------------    ------------

NET INCOME                                              350,640         350,640

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment                  (3,361)         (3,361)
                                                   ------------    ------------

COMPREHENSIVE INCOME (LOSS)                        $    347,279         347,279
                                                   ============    ============

Net income per share - basic and diluted           $       0.01            0.01
                                                   ============    ============

Weighted average number of shares outstanding -
basic and diluted                                    24,358,757      24,358,757
                                                   ============    ============

         The following is the audited consolidated statements of income and other comprehensive income for the year ended December 31, 2005 and the proforma consolidated statements of income and other comprehensive income for the year ended December 31, 2004 for our discussion and comparison purposes:


               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2005 and 2004

                                                      Audited        Proforma
                                                       2005            2004
                                                   ------------    ------------
REVENUES                                           $ 30,948,568    $  8,089,999

COST OF GOOD SOLD                                    24,758,487       6,332,442
                                                   ------------    ------------

GROSS PROFIT                                          6,190,081       1,757,557
                                                   ------------    ------------

OPERATING EXPENSES
Research and development expenses                     1,470,055         427,999
Selling, general and administrative expenses          1,987,352         779,634
                                                   ------------    ------------
Total Operating Expenses                              3,457,407       1,207,633
                                                   ------------    ------------

INCOME FROM OPERATIONS                                2,732,674         549,924
                                                   ------------    ------------

OTHER INCOME (EXPENSE)
Interest income (expenses)                             (488,904)       (131,805)
Other income (expenses)                                 (24,129)         71,694
                                                   ------------    ------------
 Total Other Income (expenses)                         (513,033)        (60,111)
                                                   ------------    ------------

                                                      Audited        Proforma
                                                       2005            2004
                                                   ------------    ------------

INCOME BEFORE INCOME TAXES                            2,219,641         489,813

PROVISION FOR INCOME TAXES                              533,414          33,246
                                                   ------------    ------------

INCOME BEFORE MINORITY INTEREST                       1,686,227         456,567

MINORITY INTEREST                                       725,542         105,927
                                                   ------------    ------------

NET INCOME                                              960,685         350,640

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment                 159,428          (3,361)
                                                   ------------    ------------

COMPREHENSIVE INCOME (LOSS)                        $  1,120,113    $    347,279
                                                   ============    ============

Net income per share - basic and diluted           $       0.04    $       0.01
                                                   ============    ============

Weighted average number of shares outstanding -
basic                                                26,483,640      24,358,757
                                                   ============    ============

Weighted average number of shares outstanding -
diluted                                              27,096,558      24,358,757
                                                   ============    ============

         We acquired Erye in June 2005. The current financial statements of the Company only reflects Erye's profit from June 11, 2005 to December 31, 2005. During the reporting period, our general and administrative costs increased significantly, largely due to transaction costs related to, acquisition of Hengyi and Erye . Auditing expenses, legal expenses and other professional expenses consist of major parts of the general and administration expenses. Some of the costs are one time costs related to acquisitions. However, as we are considering additional acquisitions, transaction costs may occur over different periods in the future.

Revenue

         Revenue for the twelve months ended on December 31, 2005 was $30,948,568, while the revenue for the twelve months ended December 31, 2004 was $8,089,999, representing approximately 283% increase. We acquired Erye on June 11, 2005. The revenue of Erye for the twelve months ended on December 31, 2005 was $22,218,113. Revenue of Keyuan, Hengyi, and Sintofarm for the twelve months ended on December 31, 2005 was $1,352,918, $5,099,583, and $2,207,954,
respectively. During the reporting period revenue generated by Erye had significantly increased the Company's total revenues.

Cost of Goods Sold

         Cost of goods sold for the twelve months ended on December 31, 2005 was $24,758,487 as compared to $6,332,442 for the twelve months ended December 31, 2004. Cost of goods sold as a percentage of sales revenues was approximately 80% for the twelve months ended December 31, 2005, as compared to approximately 78% for the twelve months ended December 31, 2004. In 2005, the Company acquired Erye and as a result cost of goods sold as a percentage of sales was marginally increased approximately 2% compared to 2004.

Gross Profit

         Gross profit in the twelve months ended on December 31, 2005 amounted at $6,190,081, as compared to $1,757,557 for the twelve months ended December 31, 2004, representing 252% increase. The gross profit margin for the twelve months ended December 31, 2005 was 20% as compared to approximately 22% for the twelve months ended December 31, 2004. Erye's gross profit margin was 16.61 % for the twelve months ended December 31, 2005. In 2005, the Company's gross profit increased significantly due to the acquisition of Erye. The decrease in Gross profit margin is mainly due to both Hengyi and Erye's low gross profit margin.

Operating Expenses

         Operating expenses for the twelve months ended December 31, 2005 was $1,987,352 as compared to $779,634 for the twelve months ended December 31, 2004, representing 155% increase. Erye's operating expenses for the twelve months ended December 31, 2005 was $1,509,677 as compared to $1,705,698 for the twelve months ended 2004. Operating expenses increased significantly in 2005 due to the acquisition of Erye. Auditing expense, legal expenses, and other professional expenses are the main reason for the significant increase in operating expenses due to the acquisition activities. Some of these expenses are one time transactional expenses.

R&D

         R&D cost for the twelve months ended December 31, 2005 was $1,470,055 as compared to $427,999 for the twelve months ended December 31, 2004. R&D cost as a percentage of revenues was approximately 4.75% for the twelve months ended December 31, 2005, as compared to 5.29% for the twelve months ended December 31, 2004. In 2005, the Company's revenue increased significantly by acquiring Erye but R&D costs in terms of percentage of sales was decreased.

Net Income

         Net Income for the twelve months ended December 31, 2005 was $960,685 as compared to net income of $350,640 for the twelve months ended December 31, 2004, representing 174% increase. Erye's net Income for the twelve months ended December 31, 2005 was $1,019,493, as compared to net income of $951,310 for the twelve months ended December 31, 2004. The increase of the net income of the Company is mainly due to the significant increase of revenues from the acquisition of Erye.

Liquidity and Capital Resources

         For the twelve months ended December 31, 2005, net cash used in operating activities was $1,666,383, net cash used in investing activities was $1,236,737, and net cash provided by financing activities was $3,427,506. Cash and cash equivalents as of December 31, 2005 was $1,026,606. This is a unique period for merger and acquisition in China. Currently we do not have sufficient cash for such acquisitions. To achieve our goal of continued acquisitions in the industry, we need to raise additional funding in the near future to fund such future acquisitions. In January of 2005, we raised gross proceeds of $500,000 through the sales of promissory note to accredited investors. In June of 2005, pursuant to an exemption under the Securities Act, we have conducted a private placement of approximately $1,090,000 with 28 accredited investors, through issuance of Series A Convertible Preferred Stock. In October of 2005, we conducted a private placement of additional Series A Convertible Preferred Stock worth $62,500. In February 2006, we conducted a private placement of our common stock with gross proceeds of $1,000,000. In March 2006, we sold additional shares of our common stock with gross proceeds of $6,900,000. Pursuant to various agreements entered by us in connection with the private placement mentioned above, we are required to file with the SEC a registration statement, which registers all the shares of common stock issued under these placements, including the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the warrants issued or issuable pursuant to these placements. In addition, pursuant to the agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date. We have filed a registration statement on form SB-2 covering the shares issued and issuable on March 24, 2006.

         Going forward, our primary requirements for cash consist of: (1) acquisition of additional pharmaceutical manufacturing companies with GMP standard facilities in order to commercialize new drugs in our extensive new drug pipeline and further extend of product pipeline and expand the our sales network (2) Continued R&D for more selected new drug projects (3) build up sales network for new drug distribution. We anticipate that our internal source of liquid assets may enable us to continue our operation activities other than acquisition activities for next twelve months. However, we anticipate that our current operating activities may not enable us to meet the anticipated cash requirements for future acquisition activities. External source of capital may be needed for our expansion. We are exploring bank loans and private equity financing to finance such expenditures and intend to raise equity through the capital market to allow us to accomplish our future acquisition goals.

Management Assumptions

         Management anticipates, based on internal forecasts and assumptions relating to our current operations, that existing cash and funds generated from operations may not be sufficient to meet capital requirements for future acquisition activities. We could therefore be required to seek additional financing. There can be no assurance that we will be able to obtain such additional financing at acceptable terms to us, or at all.

Effect of Fluctuations in Foreign Exchange Rates

         Our operating subsidiaries are located in China. Their business activities are mainly in China using Chinese Renminbi as the functional currency. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China's political and economic conditions. As we rely entirely on revenues earned in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations.

         Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. To date, however, we have not engaged in transactions of either type.

         Since 1994 China has pegged the value of the Renminbi to the U.S. dollar. We do not believe that this policy has had a material effect on our business. However, there have been indications that the Chinese government may be reconsidering its monetary policy in light of the overall devaluation of the U.S. dollar against the Euro and other currencies during the last two years. In July 2005, the Chinese government revalued the Renminbi by 2.1% against the U.S. dollar, moving from Renminbi 8.28 to Renminbi 8.11 per dollar. At the end of December 31, 2005, the value of the Renminbi to the U.S. dollar was translated at 8.06 RMB to $1.00 USD. Because of the pegging of the Renminbi to the U.S. dollar is loosened, we anticipate that the value of the Renminbi appreciate against the dollar with the consequences discussed above.

New Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which supersedes APB opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award-the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December 15, 2005.

         Implementation of the revised SFAS No. 123 is not expected to have a significant effect on the Company's financial statement presentation or its disclosures.

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

         This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

         In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.

         In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

         SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

         In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

         In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position.

         In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

         The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

         In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

         The implementation of the above  pronouncements is not expected to have
a  material  effect  on  the  Company's  financial  statement   presentation  or
disclosures.

                     MARKET INFORMATION FOR OUR COMMON STOCK

The following table presents, for the periods indicated, the high and low bid prices per share of the common stock as reported on the OTC Bulletin Board:

         2005                                           High Bid         Low Bid
         Fourth Quarter (Beginning                      $1.50            $1.30
         December 19, 2005)

         2006                                           High Bid         Low Bid
         First Quarter (Beginning                       $2.15            $1.01
         on January 3, 2006 through March 31, 2006)

                            RELATED PARTY TRANSACTION

         Our predecessor company, Globus, was founded by Stephen E. Globus, who is currently one of our directors. See "Business-our company."

         Certain family members of Stephen E.Globus, our director, have participated in the Initial Preferred A Private Place with a total investment of $170,000. SRG Capital Partnership, a company controlled by Richard D. Globus, purchased $50,000 Series A Preferred Stock in the Initial Preferred A Private Placement. Richard D. Globus is Stephen E Globus' brother.

         In December 2005, certain family members of Stephen E.Globus, our director, purchased the Convertible Notes from certain Notes holders in the aggregated amount of $210,000. All of these Convertible Notes purchased by these family members were converted into our common shares.

         In March 2006, certain family members of Stephen E. Globus, our director, purchased our common stock in the private placement in the aggregate amount of $100,000.


         Security Ownership of Certain Beneficial Owners and Management

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise subject to community property laws where applicable.

         As of April 26, 2006, we had a total of 36,848,399shares of common stock issued and outstanding, which are our only issued and outstanding voting equity securities.

         The following table sets forth, as of April 26, 2006, 2006, (a) the names of each beneficial owner of more than five per cent (5%) of our common stock and preferred stock known to us, and the amount and percentage of such ownership; (b) the names and addresses of each director and executive officer that owns more than five per cent (5%) of our common stock and preferred stock, and the amount and percentage of such ownership, by each person and by all of our directors and executive officers as a group. Except as otherwise indicated, the addresses of each of the person below is c/o China Biopharmaceuticals
Holdings,  Inc.,  Suite  1601,  Building A,  Jinshan  Tower No. 8, Shan Xi Road,
Nanjing, Jiangsu, China.

Name                          Positions Held                         Shares Owned    Percentage
GCE Property Holdings,
Inc.
Address: c/o Bryan Cave       Shareholder                            2,000,000       5.4%
LLP, 1290 Avenue of the
Americas, New York,
NY 10104

QVT Fund LP
Address: 527 Madison
Avenue, 8th Floor, New        Shareholder                            1,980,198       5.4%
York, NY 10022

Vision Opportunity
Master Fund, LTD
Address: 317 Madison Ave,     Shareholder                            1,980,198       5.4%
Suite 1220, New York,
NY 10017

Mao Peng                      Director, Chairman of Board Chief      3,432,986       9.3%
                              Executive Officer


AN Lufan                      Director, President Chief Operating    3,036,848       8.2%
                              Officer

LIU Xiaohao                   Director, Vice President               2,425,992       6.7%

HUANG Chentai                 Chief Financial Officer                  400,000       1.1%

Stephen E. Globus
Address: 44 West 24th st.,    Director                                 485,714       1.3%
New York, NY 10010

ZHANG Luyong                  Chief Technology Officer                 200,000       0.5%





                                       61

Directors and officers as a                                          9,981,540      27.1%
group

Total:                                                              15,941,936      43.3%


(1) The shares of common stock contributed to GCE Property Holdings, Inc. include (i) 1,000,000 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of the warrants held by GCE Property Holdings, Inc.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2005 included in this prospectus have been audited by Moore Stephens Wurth Frazer and Torbet, LLP ("Moore Stephens"), as set forth in its report thereon appearing elsewhere herein, and which have been included herein in reliance on said report of such firm given on its authority as experts in auditing and accounting in giving said report. Our consolidated financial statements as of December 31, 2004 included in this prospectus have been audited by Kempisty & Company Certified Public Accountant.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         On December 29, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accountants and Consultants ("Moore Stephens") as the new independent auditor to audit our financial statements, effective as of December 27, 2005 . This appointment replaced Kempisty & Company Certified Public Accountants, PC ("Kempisty") as the independent accountant engaged to audit the financial statements of the Registrant. The decision to dismiss Kempisty was approved by the Registrant's Board of Directors. No audit committee exists other than the members of the Board of Directors. Kempisty performed the audit of the Registrant's financial statements for the years ended December 31, 2004 and 2003 and reviewed the Registrant financial statements for the three months ended March 31, 2005 and March 31, 2004, for the three and six months ended June 30, 2005 and June 30, 2004 and for the three and nine months ended September 30, 2005 and September 30, 2004. During this period and the subsequent interim period prior to its dismissal, there were no disagreements with Kempisty on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Kempisty's satisfaction would have caused Kempisty to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-K"). The Registrant has requested Kempisty to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Registrant. Moore Stephens, the Registrant's successor auditors, provides auditing services for the Registrant which is a United States company according to the United States generally accepted accounting principles. The decision to engage Moore Stephens was approved by the Registrant's Board of Directors. The Board of Directors of the Registrant believes that Moore Stephens should be able to better service the Registrant's expanding auditing needs.

         On March 10, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of Kempisty & Company Certified Public Accountants, PC as the new independent auditor to audit our financial statements, effective as of March 9, 2005. This appointment replaced BDO Reanda, Certified Public Accountants ("BDO") as the independent accountant engaged to audit our financial Statements. BDO was dismissed on March 9, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of BDO. During the one month in which BDO was engaged by us, BDO did not issue any reports on the audited financial statements of our company, and there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to BDO's satisfaction would have caused BDO to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in
Item 304(a)(1)(iv)of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-K").

         On February 10, 2005, we filed a Current Report on Form 8-K to report the change in our certifying accountant. Our board of directors authorized the engagement of BDO as the new independent auditor to audit our financial statements, effective as of February 8, 2005. This appointment replaced Weinberg & Company, P.A. ("Weinberg") as the independent auditor engaged to audit our financial statements. Weinberg was dismissed on February 8, 2005 as the principal independent accountant. Our board of directors authorized the dismissal of Weinberg. Weinberg performed the review of our financial statements for the three and nine months ended September 30, 2004 and 2003. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Weinberg's satisfaction would have caused Weinberg to make reference to this subject matter of the disagreements, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

         On September 20, 2004, we filed a Current Report on Form 8-K, which was amended on December 3, 2004 to report the change in our certifying accountant. This appointment replaced Eisner LLP as the independent auditor engaged to audit our financial statements. Our board of directors authorized the engagement of Weinberg & Company, P.A., effective as of September 15, 2004, as the new independent auditor to audit our financial statements and the dismissal of Eisner LLP. Eisner LLP performed the audit of our financial statements for the three years ended February 29, 2004. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Eisner LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Eisner LLP's satisfaction would have caused Eisner LLP to make reference to this subject matter of the disagreements nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv)of Regulation S-K.

                                 TRANSFER AGENT

         Our transfer agent is North American Transfer Company. The address is 17 West Merrick Road, Freeport, New York, New York.

                             ADDITIONAL INFORMATION

         We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus constitutes the prospectus of China Biopharmaceuticals Holdings, Inc., filed as part of the registration statement, and it does not contain all of the information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information with respect to our company and this offering, we refer you to the registration statement and exhibits filed as part of it. You may inspect the registration statement, including the exhibits thereto, without charge at the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement from the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549, upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also access such material electronically by means of the Commissions home page on the Internet at http://www.sec.gov. Descriptions contained in this prospectus as to the contents of a contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of
China Biopharmaceuticals Holdings, Inc. and subsidiaries
(Formerly Globus Growth Group Inc.)


We have audited the accompanying consolidated balance sheet of China Biopharmaceuticals Holdings, Inc. and subsidiaries as of December 31, 2005 and the related consolidated statements of income and other comprehensive income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of China Biopharmaceuticals Holdings, Inc. and subsidiaries as of December 31, 2004 in accompanying financial statements was audited by other auditors whose report dated April 14, 2005 expressed an unqualified opinion on that statement.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Biopharmaceuticals Holdings, Inc. and subsidiaries at December 31, 2005 and the results of its' operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 12, 2006

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2005

                                     ASSETS

                                                                       2005
                                                                   ------------
CURRENT ASSETS:
Cash                                                               $  1,026,606
Accounts receivable, trade, net of allowance for doubtful
accounts of $525,391 as of December 31, 2005                          4,929,659
Other receivables                                                       262,956
Other receivables - related parties                                     856,754
Advances to suppliers                                                   864,944
Prepaid expenses                                                         21,101
Inventories                                                           4,782,860
                                                                   ------------
Total current assets                                                 12,744,880
                                                                   ------------

PLANT AND EQUIPMENT, net                                              5,699,211
                                                                   ------------

OTHER ASSETS:
Intangible asset, net                                                 6,835,759
Restricted cash                                                       1,329,280
Other assets                                                             11,944
                                                                   ------------
Total other assets                                                    8,176,983
                                                                   ------------

 Total assets                                                      $ 26,621,074
                                                                   ------------

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                                                   $  5,408,055
Accounts payable - related parties                                      240,857
Short-term loans                                                      3,955,600
Other payables                                                          663,874
Other payables - related parties                                        198,156
Investment payable to Erye's original shareholders                      430,000
Customer deposits                                                       743,206
Notes payable                                                         2,356,000
Short-term convertible notes payable                                    425,000
Taxes payable                                                           983,107
Dividends payable                                                       186,000
Other accrued liabilities                                               286,979
                                                                   ------------
Total current liabilities                                            15,876,834
                                                                   ------------

LONG TERM LIABILITIES:
Long term debt                                                          601,369
Long term debt - related parties                                        415,733
                                                                   ------------
Total long term liabilities                                           1,017,102
                                                                   ------------

Total liabilities                                                    16,893,936
                                                                   ------------

MINORITY INTEREST                                                     4,458,414
                                                                   ------------

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
1,152,500 shares Issued and outstanding as of December 31, 2005          11,525
Common stock, $0.01 par value, 200,000,000 shares authorized;
28,616,716 shares issued and outstanding as of December 31, 2005        286,167
Paid-in capital                                                       3,572,207
Capital receivable                                                     (252,471)
Statutory reserves                                                      444,623
Deferred compensation                                                   (24,000)
Retained earnings                                                     1,074,584
Accumulated other comprehensive income                                  156,089
                                                                   ------------
Total shareholders' equity                                            5,268,724
                                                                   ------------

Total liabilities and shareholders' equity                         $ 26,621,074
                                                                   ============

See Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of this statement.


            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

        CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                              Year ended December 31
                                                               2005            2004
                                                           ------------    ------------
REVENUES                                                   $ 30,948,568    $  3,443,545

COST OF GOOD SOLD                                            24,758,487       2,432,172
                                                           ------------    ------------

GROSS PROFIT                                                  6,190,081       1,011,373
                                                           ------------    ------------

OPERATING EXPENSES
Research and development expenses                             1,470,055         427,999
Selling, general and administrative expenses                  1,987,352         117,191
                                                           ------------    ------------
 Total operating expenses                                     3,457,407         545,190
                                                           ------------    ------------

INCOME FROM OPERATIONS                                        2,732,674         466,183
                                                           ------------    ------------

OTHER INCOME (EXPENSE)
Interest income (expense)                                      (488,904)        (20,328)
Other income (expenses)                                         (24,129)        119,573
                                                           ------------    ------------
 Total other income (expenses)                                 (513,033)         99,245
                                                           ------------    ------------

INCOME BEFORE INCOME TAXES                                    2,219,641         565,428

PROVISION FOR INCOME TAXES                                      533,414         109,134
                                                           ------------    ------------

INCOME BEFORE MINORITY INTEREST                               1,686,227         456,294

MINORITY INTEREST                                               725,542         105,654
                                                           ------------    ------------

NET INCOME                                                      960,685         350,640

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment                         159,428          (3,361)
                                                           ------------    ------------

COMPREHENSIVE INCOME (LOSS)                                $  1,120,113    $    347,279
                                                           ============    ============

NET INCOME PER SHARE - BASIC AND DILUTED                   $       0.04    $       0.01
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - BASIC       26,483,640      24,358,357
                                                           ============    ============

WEIGHTED AVERAGED NUMBER OF SHARES OUTSTANDING - DILUTED     27,096,558      24,358,757
                                                           ============    ============

See Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of this statement.


            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004



                       Number of      Common       Preferred      Paid-in        Capital
                         Shares        Stock         Stock        Capital       Receivable
                      -----------   -----------   -----------   -----------    -----------
BALANCE, December
31, 2003, Audited      23,158,757   $   231,588    $     --     $   183,601    $      --

Shares issued for
Hengyi acquisition      1,200,000        12,000          --       1,180,000           --

Net income                   --            --            --            --             --

Statutory reserves           --            --            --            --             --

Foreign currency
translation
adjustments                  --            --            --            --             --
                      -----------   -----------   -----------   -----------    -----------
BALANCE, December
31, 2004 Audited       24,358,757       243,588          --       1,363,601           --

Shares issued for
Erye acquisition        3,300,000        33,000          --       1,617,000           --

Adjustment for
shares issued for
Hengyi acquisition           --            --            --        (667,974)          --

Common shares
issued for lab use        300,000         3,000          --          27,000           --
right

Common shares
issued for services       657,959         6,579          --         233,136           --

Capital receivable           --            --            --            --         (252,471)

Deferred
compensation                 --            --            --            --             --

Preferred shares        1,152,500          --          11,525       999,444           --
issued

Net income                   --            --            --            --             --

Statutory reserves           --            --            --            --             --

Foreign currency
translation
adjustments                  --            --            --            --             --
                      -----------   -----------   -----------   -----------    -----------
BALANCE, December
31, 2005 Audited       29,769,216   $   286,167   $    11,525   $ 3,572,207    $  (252,471)
                      ===========   ===========   ===========   ===========    ===========


See Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of this statement.


                                      F-5

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 CONTINUED

                                                                  Accumulated
                                      Unappro-                      Other
                        Deferred       priated                  Comprehensiave
                         Compen-      Retained       Statutory      Income
                         sation       Earnings        Reserves      (Loss)         Totals
                      -----------    -----------    -----------   -----------    -----------
BALANCE, December
31, 2003, Audited     $      --          150,493    $      --     $        22    $   565,704

Shares issued for
Hengyi acquisition           --             --             --            --        1,192,000

Net income                   --          408,029           --            --          408,029

Statutory reserves           --          (60,750)        60,750          --             --

Foreign currency
translation
adjustments                  --             --             --          (3,361)        (3,361)
                      -----------    -----------    -----------   -----------    -----------
BALANCE, December
31, 2004 Audited             --          497,772         60,750        (3,339)     2,162,372

Shares issued for
Erye acquisition             --             --             --            --        1,650,000

Adjustment for
shares issued for
Hengyi acquisition           --             --             --            --         (667,974)

Common shares
issued for lab use           --             --             --            --           30,000
right

Common shares
issued for services          --             --             --            --          239,715

Capital receivable           --             --             --            --         (252,471)

Deferred
compensation              (24,000)          --             --            --          (24,000)

Preferred shares             --             --             --            --        1,010,969
issued

Net income                   --          960,685           --            --          960,685

Statutory reserves           --         (383,873)       383,873          --             --

Foreign currency
translation
adjustments                  --             --             --         159,428        159,428
                      -----------    -----------    -----------   -----------    -----------
BALANCE, December
31, 2005 Audited      $   (24,000)   $ 1,074,584    $   444,623   $   156,089    $ 5,268,724
                      ===========    ===========    ===========   ===========    ===========



See Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of this statement.

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                         2005           2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                           $   960,685    $   350,640
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation and amortization                            533,549         41,850
Minority interest                                        725,542        105,654
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable                                      171,758     (4,031,764)
Other receivables and prepayments                       (333,509         60,772
Other receivables - related parties                   (1,014,621)          --
Advances to suppliers                                   (936,406)          --
Inventories                                           (3,582,215)    (1,472,000)
Restricted cash                                       (1,329,280)          --
Increase (decrease) in liabilities:
Accounts payable                                       2,382,038      3,149,807
Accounts payable - related parties                       260,757           --
Other payables and accrued liabilities                  (303,173)       870,659
Other payables - related parties                        (177,182)        40,332
Customer deposits                                        804,610        561,050
Taxes payable                                            612,971        416,915
Deferred revenue                                        (441,907)          --
Deferred tax liabilities                                    --          (32,889)
                                                     -----------    -----------
 Net cash provided by (used in )operating activities  (1,666,383)        61,026
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible asset                                --       (1,759,592)
Business acquisitions - cash acquired (paid)            (800,000)       425,396
Purchase of property and equipment                      (436,737)          --
                                                     -----------    -----------
 Net cash used in investing activities                (1,236,737)    (1,334,196)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock              1,010,969           --
Proceeds (payments) on loans payable                   2,585,767      1,655,289
Proceeds from short-term convertible notes               425,000           --
Proceeds from long-term debts - related parties          537,162           --
Increase in minority interest                         (1,050,845)          --
Distributions to minority interest holders               (80,547)          --
                                                     -----------    -----------
 Net cash provided by financing activities             3,427,506      1,655,289
                                                     -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                           35,185         (3,361)
                                                     -----------    -----------

INCREASE IN CASH                                         559,571        378,758

CASH, beginning of year                                  467,035         88,277
                                                     -----------    -----------

CASH, end of year                                    $ 1,026,606    $   467,035
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for income taxes                           $      --      $      --
                                                     ===========    ===========

Cash paid for interest expense                       $   347,729    $    37,710
                                                     ===========    ===========

See Report of Independent Registered Public Accounting Firm.
The accompanying notes are an integral part of this statement.

            CHINA BIOPHARMACEUTICALS HOLDINGS, INC. AND SUBSIDIARIES
                       (FORMERLY GLOBUS GROWTH GROUP INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1- ORGANIZATION AND OPERATIONS

China Biopharmaceuticals Holdings, Inc. (CBH), a Delaware corporation, were originally organized as a corporation under the laws of the state of New York on August 6, 1976 under the name of Globuscope, Inc. On August 7, 1984, its name was changed to Globus Growth Group, Inc., which was its name until it was merged into CBH, its wholly owned subsidiary in the state of Delaware on August 28, 2004 through an internal re-organizational merger. Effective August 28, 2004, CBH completed the acquisition of China Biopharmaceuticals Corp. ("CBC"), a British Virgin Islands corporation as the parent, the management company and holder of 90% of the ownership interest in its then only operating subsidiary and asset, NanJing Keyuan Pharmaceutical R&D Co., Ltd., doing business in English a.k.a. Nanjing Chemsource Pharmaceutical R&D Co. Ltd, ("Keyuan" or "Chemsource"), a company established in China and engaged in the discovery, development and commercialization of innovative drugs and related bio-pharmaceutical products in China. Nanjing Keyuan Pharmaceutical R&D Co., Ltd. was established in March 2000 in Nanjing City of Jiangsu Province, China.

On September 29, 2004, we signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 75.8% ownership interest of Suzhou Hengyi Pharmaceuticals of Feedstock Co., Ltd ("Hengyi"), a Chinese company established in Suzhou, China for 1,200,000 of common shares and additional $1,600,000 as additional contribution into the acquired Hengyi for working capital and/or expansion purposes. The cash contribution is to be made in installments. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

On June 11, 2005, we signed a purchase agreement, which was amended on August 3, 2005 under which, we acquired approximately 51% of the controlling ownership interest of Suzhou Erye Pharmaceutical Limited Company ("Erye"), a company established in Suzhou, China. Total consideration paid by us to acquire 51% ownership interest in Erye is $3,000,000 cash to be paid in installments, and 3,300,000 of common shares valued at $0.50 per share or $1,650,000. Out of the $3,000,000 to be paid in cash, $2,200,000 will be contributed to the acquired Erye for working capital and/or expansion purposes. The detail information of accounting for this transaction is disclosed on Note 15 - Business Combinations.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, the Company is to issue 3 million shares of its common stock to existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax audited profit for the year ended December 31, 2005 reaches at least US$3,000,000. We are currently evaluating the viability of the implementation of the Tainyin purchase agreement and will make final determination after consulting with management of Tianyin. Since this transaction has been in the process of evaluation, the final determination of this merger transaction has not reasonably reached a conclusion, the financial statements of Tianyin were not included in the consolidated financial statements for the year ended December 31, 2005. The detail information of this transaction is disclosed on
Note 17 - Subsequent events.

The principle activities of the Company in Mainland China ("China" or "PRC") are research, manufacture and sale of drug raw materials and intermediates as well as prescription and non-prescription chemical drugs and Traditional Chinese Medicines. The principle activities are in China only.

See Report of Independent Registered Public Accounting Firm.

Note 2- SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in China and its revenues are derived from its operations in China. China is a developing country with a young market economic system overshadowed by the state. Its political and economic systems are very different from the more developed countries and are still in the stage of change. China also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and its relationship with other countries, including but not limited to the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation. Inter-company transactions have been eliminated in consolidation.

Since the Tianyin's transaction has been in the process of evaluation, the final determination of this merger transaction has not reasonably reached a conclusion, the financial statements of Tianyin were not included in the consolidated financial statements for the year ended December 31, 2005.

On August 4, 2004, the Company declared that the majority stockholders of Globus executed a written consent providing a merger (the "Merger") of Globus with and into its wholly owned subsidiary, CBH. On July 3, 2004, an Agreement and Plan of Merger (the Merger Agreement) was signed by and between Globus and CBH. The Merger Agreement provided for a tax-free reorganization pursuant to the provisions of Section 368 of the Internal Revenue Code, whereby Globus would be merged with and into CBH. The separate corporate existence of Globus ceased and CBH continued as the surviving corporation of the merger. In the Merger, all issued and outstanding shares of Globus were converted into shares of common stock of CBH on the basis of seven for five (7 for 5).

Certain amounts in the prior year have been reclassified to confirm to current year's presentation.

Land Use Rights

According to Chinese law, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 to 50 years.

Plant and Equipment

Plant  and  equipment  are  stated  at  cost  less   accumulated   depreciation.
Depreciation is provided on the straight-line basis over their respective estimated useful lives. Estimated useful lives are as follows.

Equipment and machinery                                   5 years
Motor vehicles                                            5 years
Furniture and fixtures                                    5 years
Buildings                                                 20 years
Land use right                                            50 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

See Report of Independent Registered Public Accounting Firm.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company also re-evaluated the periods of amortization to determine whether subsequent events and circumstances are warrant revised estimate of useful lives.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investment purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America.

Inventories

Inventories are stated at the lower of cost or market using the first-in, first-out basis.

Patent and Development Costs

The patent and development costs represent patented pharmaceutical formulas, which have obtained official registration certificate or official approval for clinical trials. No amortization is provided as it is held for sale. Such costs comprise purchase costs of patented pharmaceutical formulas, development costs, raw materials and other related expenses of pharmaceutical formulas. Patent and development costs are accounted for on an individual basis. The carrying value of patent and development costs is reviewed for impairment annually, and otherwise when events changes in circumstances indicate that the carrying value may not be recoverable.

Research and Development Costs

Research and development costs of pharmaceutical formulas for contracted projects are expensed when incurred.

Research costs of pharmaceutical formulas held for sale are capitalized whereas the development cost are expensed until the project attains technical feasibility (i.e. obtained official approval for clinical trials), and then such development costs are capitalized.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People's Republic of China. Total cash in state-owned banks at December 31, 2005 amounted to $979,979 of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Fair Value of Financial Instruments

The Company's financial instruments primarily include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, customer deposits and amounts due to related parties and shareholders. Management has estimated that the carrying amounts approximate their fair values due to their short-term nature.

Revenue and Revenue Recognition

For fixed-price refundable new drug contracts, the Company recognizes revenue on a milestone basis. Progress payments received/receivables are recognized as revenue only if the specified milestone is achieved and accepted by the customer, the payment is not refundable and continued performance of future research and development services related to the milestone are not required.

See Report of Independent Registered Public Accounting Firm.

For sales of patented pharmaceutical formulas, the Company recognizes revenue upon the delivery of the patented formulas.

Income Taxes

Income taxes are provided on the liability method whereby deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis and reported amounts of assets and liabilities. Deferred tax assets and liabilities are computed using enacted tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company provides a valuation allowance for certain deferred tax assets, if it is more likely than not that the Company will not realize tax assets through future operations.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimate are made; however actual results could differ materially form those estimates.

SFAS No. 130, Reporting Comprehensive Income, established standard for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income to include all changes in equity excepts those resulting form investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in financial statement that is presented with the same prominence as other financial statements. The Company's only current component of comprehensive income is the foreign currency translation adjustment.

Foreign Currency Translation

The reporting currency of the Company is the US dollar. The Company's Chinese subsidiaries' financial records are maintained and the statutory financial statements are stated in its local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People's Bank of China at the end of each reporting period.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $156,089 and $(3,361) as of December 31, 2005 and 2004, respectively. The balance sheet amounts with the exception of equity at December 31, 2005 were translated at 8.06 RMB to $1.00 USD as compared to 8.26 RMB at December 31, 2004. The equity accounts were stated at their historical rate. The average translation rate of 8.18 RMB for the year ended December 31, 2005 was applied to income statement accounts.

See Report of Independent Registered Public Accounting Firm.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. These amounts are not material to the consolidated financial statements.

Earnings (Loss) Per Share

The Company adopted Statement of Financial Accounting Standards No. 128, "earnings Per Share" (SFAS128). SFAS 128 requires the presentation of earnings per share (EPS) as Basic EPS and Diluted EPS.

During 2005, the Company issued 1,152,500 shares of Series A convertible preferred stock, which bear no dividends. This preferred stocks is convertible to common stock at a ratio of 1:1. As a result, the convertible preferred stock has no dilution effects on the net income for calculating diluted EPS. The Company computed the Diluted EPS due to the dilution effect of the number of shares of the convertible preferred stock. Income per common share calculation for the year ended December 31, 2004 reflects the retroactive restatement of the shareholders' equity section to reflect the recapitalization of the Company as of August 28, 2004. The number of shares used in computing diluted earnings per share for the years ended December 31, 2005 and 2004 each amounted to 27,096,558, which included 612,918 weighted averaged number of convertible preferred stock, and 24,358,757, respectively. The number of shares used in computing basic earnings per share for the years ended December 31, 2005 and 2004 were 26,483,640 and 24,358,757, respectively. Basic and diluted earnings per share as of December 31, 2005 and 2004 amounted to $0.04 and $0.01, respectively.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued a revised SFAS No. 123, Accounting for Stock-Based Compensation, which superseded APB opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This statement requires a public entity to recognize and measure the cost of employee services it receives in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). These costs will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). This statement also establishes the standards for the accounting treatment of these share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement shall be effective the first interim or annual reporting period that begins after December 15, 2005.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle.

This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position or results of operations.

In March 2005, the FASB published FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations," which clarifies that the term, conditional asset retirement obligations, as used in

SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information

See Report of Independent Registered Public Accounting Firm.

exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company's fiscal year 2006. The adoption of this Interpretation is not expected to have a material effect on the Company's consolidated financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS No. 154"). SFAS No. 154 replaces APB No. 20 ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable.

SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company's first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquired leasehold improvements. EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company does not anticipate that EITF 05-06 will have a material impact on its consolidated results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation "Accounting for Uncertain Tax Positions--an interpretation of FASB Statement No. 109." Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position.

In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption.

The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

In October 2005, FASB Staff Position (FSB) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

See Report of Independent Registered Public Accounting Firm.

The  implementation  of the  above  pronouncements  is not  expected  to  have a
material   effect  on  the  Company's   financial   statement   presentation  or
disclosures.

Note 3 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest expense paid amounted to $347,729 and $37,710 for the years ended December 31, 2005 and 2004, respectively.

No income tax payments were paid for the years ended December 31, 2005 and 2004.

During 2005, the Company issued 657,959 shares of common stock for services. The fair market value of the services received was $239,715.

On March 8, 2005, the Company issued 300,000 shares of common stock to China Pharmaceutical University for the use of lab use right.

Note 4- ACCOUNTS RECEIVABLE

Accounts receivable consist of the following as of December 31, 2005:

Accounts receivable                                          $  5,455,050
Allowance for doubtful accounts                                  (525,391)
                                                                ---------
Accounts receivable, net                                     $  4,929,659
                                                                =========

For the twelve months ended December 31, 2005, the Company recognized doubtful accounts receivable of $525,391 relating to sales. The Company recognized doubtful accounts receivable of $277,702 relating to sales record in 2005 and $247,689 relating to sales record in 2004. During 2005 certain customers experienced deteriorating financial condition which resulted in non-payment of accounts receivable. However the Company continues to pursue payment, due to the uncertainty of collection, the Company recorded a bad debt allowance for the accounts.

Note 5- INVENTORIES

Inventories consisted of the following at December 31, 2005:

                                                                  2005
                                                               ----------
Raw Materials                                                  $1,208,932
Packaging Suppliers                                               140,373
Sundry Suppliers                                                    9,218
Work in Process                                                   971,028
Finished Goods                                                  2,453,310
                                                                ---------
                                                                4,782,860
                                                                =========

See Report of Independent Registered Public Accounting Firm.

Note 6- PLANT AND EQUIPMENT

Plant and equipment consist of the following as of December 31, 2005:

                                                                   2005
                                                                ----------
Plant                                                           $3,567,800
Office Equipment                                                   132,494
Machinery                                                        6,155,928
Automobiles                                                        156,192
                                                                ----------
Total Plant & Equipment                                         10,012,413
Less: Accumulated Depreciation                                   4,313,202
                                                                ----------
                                                                $5,699,211
                                                                ==========

Depreciation expense for the years ended December 31, 2005 and 2004 was $421,613 and $34,571, respectively.

Note 7- OTHER ASSETS

Intangible Assets - Land use rights

                                                                  2005
                                                               ----------
Hengyi               Cost of land use right                    $1,512,969

                     Less: Accumulated amortization               (93,459)
                                                               ----------
                                                                1,419,510
                                                               ----------

Erye                 Cost of land use right                     5,737,354

                     Less: Accumulated amortization              (321,105)
                                                               ----------
                                                                5,416,249
                                                               ----------

Total intangible assets, net                                   $6,835,759
                                                               ==========

Amortization expense for the years ended December 31, 2005 and 2004 was $111,935 and $7,279, respectively.

Restricted Cash

Restricted cash represents cash required to be deposited to bank but subject to withdrawal with restrictions according to the agreement with bank. The following list the depositors, the amount and names of the bank:


Depositor      Name of Bank                                     Amount
---------      ---------------------------------------          -----------

Hengyi         Taicang Chengxiang Bank                          $   151,280

Erye           Hua Xia Bank, Suzhou                               1,178,000
                                                                -----------

Total                                                           $ 1,329,280
                                                                ===========

See Report of Independent Registered Public Accounting Firm.


Note 8- RELATED PARTIES TRANSACTIONS

List of transactions of the Company's subsidiaries with related parties during 2005:

                                                                                                   Amount of
Subsidiaries     Related Party         Description of Relation       Transaction                   Transaction
------------     -------------         -----------------------       -----------                   -----------
Erye             Erye Jingmao          Company owned by              Purchase goods from Erye      $1,522,457
                                       shareholders of Erye

Erye             Erye Jingmao          Company owned by              Acquired assets from Erye      1,810,958
                                       shareholders of Erye

Erye             Erye Jingmao          Company owned by              Assumed debt from Erye         2,226,690
                                       shareholders of Erye

Erye             Hainan Kaiye          Company owned by              Erye purchase raw material       891,171
                                       shareholders of Erye          from Hainan Kaiye

Hengyi           Shareholders of                                     Purchase goods from Hengyi       562,480
                 Hengyi

Sintofarm        Shareholder of                                      Advance to Shareholder            60,574
                 Sintofarm

CBC              BVI holding Co        Shareholder of CBH            Advance to Shareholder            42,461


Other Receivables - Related Parties

Subsidiary           Amount             Due From
----------           ---------          --------

Erye                 $ 152,520          Erye Jingmao -
Hengyi                 601,199          Shareholder of Hengyi
Sintofarm               60,574          Shareholder of Sintofarm
CBC                     42,461          Advance to Shareholders
                     ---------
Total                $ 856,754
                     =========

As of December 31,2005, total receivables due from related parties was $856,754

Accounts Payable - Related Parties

Subsidiary          Amount            Due to                Nature
----------          -------           ------------          ------------

Erye                $240,857          Hainan Kaiye          Purchase

As of December 31, 2005, the Company's subsidiary Erye had remaining outstanding payables to Hainan Kaiye Pharmaceutical Distribution & Supply Company ("Kaiye") in the amount of $240,857.

See Report of Independent Registered Public Accounting Firm.

Other Payable - Related Parties

Subsidiary                          Amount   Due to          Nature
----------                          ------   ------          ------
Erye and Hengyi                    $198,156  Erye Jiangmao,  Purchase and sales
                                             Suzhou Wanqing

Long Term Debt - Related Parties

Subsidiary                          Amount   Due to          Nature
----------                          ------   ------          ------
Eryi                               $415,733  Erye Jingmao    Merger transaction

As of December 31, 2005, the Company's subsidiary Erye had an outstanding payable to Erye Jiangmao Limited ("Jiangmao") in the amount of $415,732.
Jiangmao acquired Erye's assets of $1,810,958 and assumed Erye's debt of $2,226,690. Net debt of $415,732 was assumed by Jiangmao.

Note 9- PAYABLES

Notes Payable - $ 2,356,000

The Company's subsidiary Erye has $2,356,000 of notes payable to Erye's vendors for the purchase of drug raw materials. Notes payable are interest free and usually mature after a six month period.

Convertible notes payable - $425,000

In January 2005, the Company issued $500,000 face value convertible notes payable 180 days from the date of issue with interest at 7% per annum. The notes are convertible into common stock of the Company at $1.00 per share. Attached to the notes are three year warrants that allow the holder to purchase shares of common stock at $1.50 per share. In September, 2005, all of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. The balance amount of $425,000 was outstanding as of December 31, 2005. In January, 2006, all of the Notes have been either converted into shares or have been redeemed.

Investment Payable to Erye's original shareholders

The amount of $430,000 was due to shareholders of Erye which represents the remaining amount due for the acquisition of Erye. The total amount of $430,000 investment payable is interest free and has been paid in April 2006.

Dividends Payable

Subsidiary           Amount           Due to                     Nature
----------           ------           ------                     ------

Erye                $186,000          Erye shareholders          Dividends

In December 2005, the Board of Erye announced to pay dividends for a total amount of $186,000 which has been approved by the Company's Board of Directors.

Note 10- MINORITY INTEREST

Minority interest consists of the interest of minority shareholders in the subsidiaries of the Company. The Company owns a 51% ownership interest in Erye and approximately 76% ownership interest in Hengyi; while Hengyi controls 50% ownership interest of Sintofarm. The Company's wholly owned subsidiary China Biopharmaceuticals Corporation (BVI Company) owns 90% ownership interest in Keyuan.

See Report of Independent Registered Public Accounting Firm.


               Equity of the            Ownership                  Minority
                Subsidiaries                in                    Interest in
                  as of                Subsidiaries               Subsidiaries
Subsidiary   December 31, 2005    Percentage     Amount     Percentage       Amount
----------   -----------------    ----------  -----------   ----------    -----------
Erye         $       3,449,936        51.00%  $   800,041       49.00%    $ 2,649,895
Keyuan               1,133,474        90.00%    1,042,065       10.00%         91,409
Hengyi               3,501,651        75.76%    2,652,851       24.24%        848,800
Sintofarm            1,736,617        50.00%      868,308       50.00%        868,309
             -----------------                -----------                 -----------
Total        $       9,821,678                $ 5,363,265                 $ 4,458,414
             ==================               ===========                 ===========


Note 11- STATUTORY RESERVES

According to Chinese Corporation Law, a company incorporated in China is requested to contribute an amount of no less then 15% of its yearly net income for its employees to a reserve account in the company. This statutory reserve fund is planned for future development of the company or use for employee's benefits. The following list the provision of statutory reserve for 2004 and 2005,

           Year                                         Amount
           ----                                        --------
           2004                                          60,750
           2005                                         383,873
                                                       --------
           Total                                       $444,623
                                                       ========

Note 12 - INCOME TAXES

Corporation Income Tax (CIT)

In accordance with the relevant tax laws and regulations of the People's Republic of China, a company is entitled to a full exemption from CIT for the first two years, and a 50% deduction in CIT for the next three years, commencing from the first profitable year. For 2005, of the Company's subsidiaries, Hengyi, Keyuan, Sintofarm were exempt from CIT, while Erye was subject to a 33% income tax rate. Erye will be granted income tax exemption for two years commencing from January 1, 2006.

Income tax expense for the years ended December 31, 2005 and 2004 are summarized as follows:


           CIT                      2005                  2004
                                  --------              --------
           Current                $533,414              $109,134

           Deferred                   --                    --

           Total                  $533,414              $109,134
                                  ========              ========


According to China's income tax law, company income tax is due to the State Tax Bureau monthly or quarterly. Subsidiaries of the Company paid its income tax by quarter. Before every 15th day of pay month, subsidiaries pay its income tax base on its quarterly net profit. Since income tax rate, with income tax preference or not, is a flat rate in China, that there is no need for income tax reconciliation to practice in China.

See Report of Independent Registered Public Accounting Firm.

The Company's controlling operating subsidiaries are all operated in China. According to the Chinese Joint Venture Business Law, those subsidiaries, been registered and incorporated with the status of Sino-foreign joint venture companies, are subject to a two-year-exemption-and-three-year-halved income tax preference treatment, which commonly commencing from the first year of establish of the joint venture or the approval date of income tax preference application.

The following list depicts the tax preference rate applicable to the subsidiaries and the applicable years:

                           Income Tax 5 years preference Period and Tax Rate
                          Full Exemption Period         Half-Reduction Period
Subsidiaries             Period         Tax Rate       Period          Tax Rate
------------             ------         --------       ------          --------
Nanjing Keyuan          2005-2006         0.00%       2007-2009         16.50%
Suzhou Hengyi           2005-2006         0.00%       2007-2009         16.50%
Suzhou Erye             2006-2007         0.00%       2008-2010         16.50%

After the income tax preference period expires, a 33% income tax rate is applicable. The following table reconciles the U.S. statutory rates to the Company's effective tax rate:

                                                       2005             2004
                                                     -------          -------
       U.S. Statutory rate                            34.0%            34.0%
       Foreign income not recognized in USA          (34.0%)          (34.0%)
       China income taxes                             24.0             19.0
                                                     -------          -------
       Total provision for income taxes               24.0%            19.0%
                                                     ======           =======

The estimated tax savings due to the reduced tax rate for the years ending December 31, 2005 and 2004 amounted to $317,408 and $71,779, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for December 31, 2005 and 2004 to $0.012 and $0.003, respectively.

Business Tax ("BT")

The Company is subject to Business Tax, which is charged on the selling price of applicable product and service at a general rate of 5% in accordance with the tax law applicable. Keyuan is exempt from business tax according to local applicable favorable tax policy.

Value Added Tax ("VAT")

In accordance with the relevant taxation laws in China, the VAT rate for domestic sales is 17% and 0% for export sales on the invoiced value of sales and is payable by the purchaser.


See Report of Independent Registered Public Accounting Firm.

Note 13 - LOANS

Long Term Bank Loans

The Company's subsidiary Erye has a loan of $601,369 from Communication Bank of China. It is a long term roll-over loan with an annual interest rate of 5.742%. This is a government guaranteed loan as an incentive policy to help local manufacturers to locate in their area. Erye has no plans to pay back the loan in the near future.

Total interest expense for this loan for the year ending December 31, 2005 and 2004 was $34,531 and $34,531, respectively.

Short Term Bank Loans

The Company has a total amount of US$3,955,600 in short term loans from two different banks in China. These loans mature in one year or less and renew automatically. The average interest rate is approximately 6.75%.

Interest expense for the years ended December 31, 2005 and 2004 was $351,545 and $139,092, respectively.

Note 14 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and dormitory facilities for its employees from a third party. Accordingly, for the years ended December 31, 2005 and 2004 the Company recognized rent expense of $24,500 and $10,545, respectively.

As of December 31, 2005, the Company has outstanding commitments in respect of non-cancelable operating leases, which fall due as follows:

2006                                                                    $ 26,950
2007                                                                      29,650
2008                                                                      32,610
2009                                                                      35,870
Thereafter                                                                39,000

Note 15- BUSINESS COMBINATIONS

Hengyi acquisition

On September 29, 2004, the Company signed a purchase agreement which was amended on December 31, 2004 to acquire approximately 76% ownership interest of Hengyi, a Chinese company established in Kunshan City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

                                                     Acquired (Assumed)
Item                                Fair Value         by the Company
----                            ------------------   ------------------
Total Assets                    $        6,652,372   $        5,570,201
Total Liabilities                        4,538,210            3,438,175
                                ------------------   ------------------
Net Assets                      $        2,114,162   $        2,132,026
                                ==================   ==================

Hengyi acquisition, (continued)

See Report of Independent Registered Public Accounting Firm.

The Board of Directors and management have evaluated Hengyi's assets acquired in this transaction; and total consideration originally paid by the Company to acquire approximately 76% ownership interest of Hengyi. The Company originally valued this acquisition at $1,600,000 in cash and 1,200,000 shares of common stock valued at $1.00 per share and recorded goodwill of $305,774 at December 31, 2004. However, the Company has reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On April 2, 2006, the board of directors decided to amend the purchase agreement terms to be $1,600,000 in cash to be paid in installments, and 1,200,000 shares of common stock valued at $0.44 per share, which was a total amount of $2,128,000 effective as December 31, 2005. This amendment resulted in a write down of goodwill and equity. As of December 31, 2005, the Company has contributed $620,000 into additional registered capital. The remaining balance of $300,000 will be made by the end of April, 2006 and the balance of $680,000 will be paid in May, 2006.

Erye acquisition

On June 11, 2005, the Company signed a purchase agreement, which was amended on August 3, 2005 under which, the Company acquired a controlling ownership interest of approximately 51% in Erye, a company established in Suzhou City, Jiangsu Province, China.

Assets acquired and debts assumed of the transaction are listed as below:

                                                     Acquired (Assumed)
Item                                Fair Value         by the Company
----                            ------------------   ------------------
Total Assets                    $       21,840,638   $       11,138,725
                                ------------------   ------------------
Total Liabilities                       12,722,990            6,488,725
                                ------------------   ------------------
Net Assets                      $        9,117,648   $        4,650,000
                                ==================   ==================

The original purchase price amounted to $80,000 in cash, 3,300,000 shares of common stock valued at $1.00 per share and $2,200,000 of additional cash to be contributed in installments. The original purchase price generated goodwill of approximately $4,893,113 that was reported on our September 30, 2005 financial statements and form 10QSB. The Board of Directors and management reevaluated the common stock value based upon the stock trading history in the past year and determined that the common stock should be valued at less than $1.00 per share for the purpose of determining the total purchase price of the acquisition. On April 12, 2006, the board of directors decided to amend the purchase price for the 51% of ownership interest in Erye to be $3,000,000 cash to be paid in installments, and 3,300,000 shares of common stock valued at $0.50 per share, which amounted to a total amount of $4,650,000, effective as of December 31, 2005. The amendment resulted in a write down of goodwill and equity. As of December 31, 2005, $2,200,000 of cash contribution has not been made. The Company will contributed $2,200,000 in full by the end of April, 2006.

Note 16- SHAREHOLDERS' EQUITY

Private placement closed on December 31, 2004 (the "Notes Private Placement")

In January, 2005, we raised gross proceeds of $500,000 through the sales of promissory notes, pursuant to a subscription agreement, to which we refer as the Notes Subscription Agreement, which we entered into with twenty (20) accredited investors, to which we collectively refer as the Notes Subscribers. Pursuant to the Notes Subscription Agreement, the Notes Subscribers received convertible notes ("Notes" or "Convertible Notes") for a total aggregate amount of $500,000 with a maturity date of 180 days from the Notes issuance (the "Maturity"), bearing an interest rate on the principal balance of the Notes of 7% per annum payable at Maturity or upon satisfaction or discharge of the Note. Holder of the Note has a right to convert all, but not less than all, of the Notes into shares of our common stock (each a "Share") at one dollar per share. In September, 2005, all of the Notes Subscribers have agreed to extend the maturity date of the Notes until December 31, 2005. In January, 2006, all of the Notes have been either converted into shares or have been redeemed. In addition, as an

See Report of Independent Registered Public Accounting Firm.

inducement for the Notes Subscribers to extend the maturity date, we have issued 42,500 additional shares to these Notes Holders who agreed to grant us the extension as described above.

Upon the execution of the Notes Subscription Agreement, we also issued to the Notes Subscribers one (1) warrant for every one (1) Share that the convertible notes can convert into under the Notes Subscription Agreement (the "Notes Warrants"). The exercise price of the majority of Notes Warrants is $1.50 per share. Pursuant to the Notes Warrants, the Notes Subscribers are entitled to purchase an aggregate amount of 341,657 shares. The Notes Warrants may be exercised only in full. The Notes Warrants will expire three (3) years from issuance date of the Notes Warrants. See also "Selling Shareholders."

WestPark Capital Inc. ("WestPark") acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 65,000 shares in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares under the same terms as described in the preceding paragraph.

Pursuant to the Notes Subscription Agreement, we are required to file with the Securities and Exchange Commission ("SEC") a registration statement within 120 days after the issuance date of the Notes and the Notes Warrants, which registers all the shares to which the Notes may be converted and the shares underlying the Notes Warrants issued or issuable to the Notes Subscribers and WestPark in the private placement. In addition, pursuant to the Notes Subscription Agreement, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

Common stock issued for lab use right

On March 8, the Company issued 300,000 shares of common stock to China Pharmaceutical University located in Nanjing, China, pursuant to a joint laboratory agreement and agreed to invest $36,245 into the laboratory in the next five years. The value of the 300,000 shares has not been stated in the agreement. The management originally estimated the stock value as $1.00 share. However, the management reevaluated the value of the stock based upon the stock performance in the past year and decided to discount the value of the stock as $0.10 per share as of December 31, 2005.

Private placement closed in June, 2005 (the "Initial Preferred A Private Placement")

In June, 2005, we entered into a June subscription agreement, to which we refer as the Initial Preferred A Subscription Agreement, with each of twenty eight
(28) accredited investors, to which we collectively refer as the Initial Preferred A Subscribers. Pursuant to the Initial Preferred A Subscription Agreement, the Initial Preferred A Subscribers received shares of our Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), face value $1.00 per share, purchase price US$1.00 per share convertible at a ratio of 1:1 into shares. For more information on Series A Convertible Preferred Stock, see "Description of Securities."

Upon the execution of the Initial Preferred A Subscription Agreements, we also issued to the Initial Preferred A Subscribers one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed under the Initial Preferred A Subscription Agreements ("Initial Preferred A Warrants"). The exercise price of the Initial Preferred A Warrants is $2.00 per Share. Pursuant to the Initial Preferred A Warrants, the Initial Preferred A Subscribers are entitled to purchase an aggregate amount of 1,090,000 shares. The Initial Preferred A Warrants may be exercised only in full. The Initial Preferred A Warrants will expire three (3) years from the issuance date of the Initial Preferred A Warrants.

WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 76,500 shares of common stock in consideration of its service as our private placement agent and 76,500 Initial Preferred A Warrants representing the right to purchase up to 76,500 shares under the same terms as described in the preceding paragraph.

Private placement closed on October 19, 2005 (the "Subsequent Preferred A Private Placement")

See Report of Independent Registered Public Accounting Firm.

On October 19, 2005, we entered into a subscription agreement, to which we refer as the Subsequent Preferred A Subscription Agreement (together with the Initial Preferred A Subscription Agreement, the "Preferred A Subscription Agreement"), with each of three (3) accredited investors, to which we collectively refer as the Subsequent Preferred A Subscribers (together with the Initial Preferred A Subscribers, the "Preferred A Subscribers"). Pursuant to the Subsequent Preferred A Subscription Agreement, the Subsequent Preferred A Subscribers received 62,500 shares of our Series A Convertible Preferred Stock.

Upon the execution of the Subsequent Preferred A Subscription Agreement, we also issued to the Subsequent Preferred A Subscribers one (1) warrant for every one
(1) share of Series A Convertible Preferred Stock subscribed under the Subsequent Preferred A Subscription Agreement ("Subsequent Preferred A Warrants", and together with the Initial Preferred A Warrants, the "Preferred A Warrants"). The Subsequent Preferred A Warrants has the same terms as of those of the Initial Preferred A Warrants and the Subsequent Preferred A Subscribers are entitled to purchase an aggregate amount of 62,500 shares.

WestPark acted as our placement agent in the private placement described above. In consideration of WestPark's services, we issued to WestPark or its designees 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock under the same terms as described in the preceding paragraph. Pursuant to the Preferred A Subscription Agreement, we are required to file with the SEC a registration statement within 120 days, which registers all the shares to which the Series A Preferred Convertible Stock may be converted and the shares underlying the Preferred A Warrants issued or issuable to the Preferred A Subscribers and WestPark in the private placements. In addition, pursuant to the Preferred A Subscription Agreements, we are required to pay a penalty of 5% per month if the registration statement has not become effective before required date.

Issuance of Shares for Requisitions

On May 31, 2005, the Company issued 3,300,000 shares of common stock to 38 persons including and represented by Shi Ming Sheng or its assigned natural person or legal representative, all 38 persons are shareholders of Suzhou Erye Pharmaceutical Limited Co., pursuant to the acquisition of Erye effective June 11, 2005.

Issuance of Shares/Warrants for Services

During 2005, the Company engaged with Consulting For Strategic Growth 1, Ltd. for six months ending May 14, 2006. The terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 of common stock and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. In December 2005, the Company reengaged this company for a period of six month and the terms of the agreement are for the consultant to receive cash payment of $4,000 plus value at $2,500 of common stock and 10,000 three year warrants to purchase common stock at $0.50 per share, each month during the agreement. The shares of common stock will be issued to the consultant in 2006.

On April 1, 2005, the Company entered into an advisory agreement with Robin Smith as the Chairman of the Company's Advisory Board for a period of one year. The terms of the agreement are for Ms. Smith to receive 60,000 shares of unregistered common stock plus three-year warrants to purchase 35,000 shares of common stock of the Company at an exercise price equal to $2.00. The shares of common stock will be issued to Ms. Smith in 2006.

On April 1, 2005, the Company engaged a consultant for a period of seven months ending October 31, 2005. The terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company. On December 20, 2005, the Company reengaged this consultant for a period ending December 31, 2006 and the terms of the agreement are for the consultant to receive cash payment of $50,000 plus 50,000 shares of common stock of the Company.

Note 17- SUBSEQUENT EVENTS

See Report of Independent Registered Public Accounting Firm.

Private placement closed in February 2, 2006 (the "Initial Common Stock Private Placement")

On February 2, 2006, we entered into a securities purchase agreement, to which we refer as the Initial Common Stock Securities Purchase Agreement, with GCE Property Holdings, Inc. ("GCE"), to which we refer as the Initial Common Stock Purchaser. Pursuant to the Initial Common Stock Securities Purchase Agreement, we issued one million (1,000,000) shares of our common stock to the Initial Common Stock Purchaser at $1.00 per share.

Upon the execution of the Initial Common Stock Securities Purchase Agreement, we also issued to the Initial Common Stock Purchaser one million (1,000,000) warrant with an exercise price of $1.25 per share of common stock ("Initial Common Stock Warrants"). The Initial Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Initial Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.00 per share and not issue any warrants or securities that are exercisable into shares at a price lower than $1.25 per share.

Pursuant to the Initial Common Stock Securities Purchase Agreement, the Initial Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months the effective date of the registration statement of which this prospectus constitutes a part.

Pursuant to a registration rights agreement entered between the Initial Common Stock Purchaser and us, we have agreed to file a registration statement with the SEC covering the shares and shares underlying the Warrants, within 65 days from this closing and obtain effectiveness of such registration statement within 170 days from closing. In case the registrant does not meet the filing deadlines listed above we will pay a penalty of 1% of the aggregate investment made by Investors and on each monthly anniversary of such default an amount equal to 1.5% of the aggregate investment amount of Investors, respectively.

Private placement closed on March 10, 2006 (the "Subsequent Common Stock Private Placement")

On March 10, 2006, we entered into a securities purchase agreement, to which we refer as the Subsequent Common Stock Securities Purchase Agreement, with various investors, to which we refer as the Subsequent Common Stock Purchaser. Pursuant to the Subsequent Common Stock Securities Purchase Agreement, we issued 6,831,863 shares to the Subsequent Common Stock Purchaser at $1.01 per share.

Upon the execution of the Subsequent Common Stock Securities Purchase Agreement, we also issued to the Subsequent Common Stock Purchaser 6,831,684 warrants with an exercise price of $1.26 per share of common stock ("Subsequent Common Stock Warrants"). The Subsequent Common Stock Warrants will expire four (4) years from the date of the issuance.

Under the Subsequent Common Stock Securities Purchase Agreement, we have agreed not to issue shares or securities convertible or exchangeable into shares at a price equal to or lower than $1.01 per share and not to issue any warrants or securities that are exercisable into shares at a price lower than $1.26 per share.

Pursuant to the Subsequent Common Stock Securities Purchase Agreement, subject and subordinated to the participation rights of the Initial Common Stock Purchasers, the Subsequent Common Stock Purchaser was granted a right to participate up to 100% in any of our subsequent financing by offering of common stock or common stock equivalents in the twelve (12) months from the effective date of the registration statement of which this prospectus constitutes a part.

On December 31, 2005, our wholly owned subsidiary, CBC, entered into an Agreement with four shareholders of Chengdu Tianyin Pharmaceutical Limited Company, a pharmaceutical company located in the city of Chengdu, Sichuan Province, China ("Tianyin") to immediately assume operation control of Tianyin in all aspects of its business operations and to acquire a 51% ownership interest in Tianyin. Pursuant to the Agreement, we are to issue 3 million shares

See Report of Independent Registered Public Accounting Firm.

of the Company's common stock to the existing shareholders of Tianyin or their designees and also agreed to invest an amount of US$2 million into Tianyin operations. Additional 300,000 shares of our common stock will be issued to the existing shareholders of Tianyin or their designees, if Tianyin's after tax
audited   profit  for  the  year  ended  December  31,  2005  reaches  at  least
US$3,000,000.

Our auditors are currently engaged to audit the financial statements of Chengdu Tianyin Pharmaceutical Limited ("Tianyin"). We are currently evaluating the viability of the implementation of the Tainyin purchase agreement and will make a final determination after consulting with management of Tianyin. Based on the pre-conditions in the purchase agreement, the Board of Directors held a meeting to discuss the possibility of abandoning the acquisition of Tianyin should Tianyin's shareholders can not compromise and meet the Company's request for a reasonable price.














See Report of Independent Registered Public Accounting Firm.

PART II.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         As permitted by applicable law, our Bylaws provide that we will indemnify our officers, directors, employees, consultants and agents. This includes indemnification against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of our company. However, they will not be indemnified if they are adjudged to have acted with gross negligence, engaged in willful misconduct, knowingly violated the law, breached their duty of loyalty or received improper personal benefit. We will bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to our directors, officers and controlling persons (within the meaning of the Securities Exchange Act) pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

         The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee                                                          $ 4,000.00
Accounting and Audit Fees                                           $10,000.00
Legal Fees and Expense                                              $75,000.00*
Printing and Engraving Expenses  (includes EDGAR service)            $1,000.00*
Total estimated                                                     $90,000.00*
expenses
 *Estimated


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

         In January 2005, we sold $500,000 convertible notes to twenty (20) accredited investors and issued to the investors one (1) warrant for every one
(1) share of common stock that the convertible notes can convert into. As of December 31, 2005, all of the convertible notes have been either converted into shares of our common stock or have been redeemed. We also issued WestPark Capital Inc. ("WestPark"). Acted as our placement agent, 65,000 shares of common stock in consideration of its service as our private placement agent and 26,666 warrants representing the right to purchase up to 26,666 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         In June, 2005, we sold our Series A Convertible Preferred Stock to twenty eight (28) accredited investors and we also issued to the investors one
(1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed. In consideration of WestPark's services, we issued to WestPark 76,500 common stock in consideration of its service as our private placement agent and 76,500 warrants representing the right to purchase up to 76,500 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         On October 19, 2005, we sold our Series A Convertible Preferred Stock to three (3) accredited investors and we also issued to the investors one (1) warrant for every one (1) share of Series A Convertible Preferred Stock subscribed. We issued to WestPark 5,625 common stock in consideration of its service as our private placement agent and 5,625 warrants representing the right to purchase up to 5,625 shares of our common stock. This transaction was exempt from registration under section 4(2) of the Securities Act.

         On February 2, 2006, we sold one million (1,000,000) shares of our common stock to GCE at $1.00 per share and we also issued to GCE one million (1,000,000) warrants with an exercise price of $1.26. This transaction was exempt from registration under section 4(2) of the Securities Act.

         Private placement closed on March 10 , 2006 (the "Subsequent Common Stock Private Placement")

         On March 10, 2006, we sold 6,831,683 shares of our common stock to various investors at a price of $1.01 per share and we also issued to 6,831,684 warrants to these investors with an exercise price of $1.26. This transaction was exempt from registration under section 4(2) of the Securities Act.

EXHIBITS

A.       Exhibits

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1               Amendment  and  Restatement  of Articles of  Incorporation  of
                  China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4,
                  2004)

3.2               Bylaws   of   China    Biopharmaceuticals    Holdings,    Inc.
                  (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

5.1               Legal opinion of Baker & Mckenzie LLP

10.1 Form of common stock purchase warrant issued in January 2005 in the private placement of the convertible notes**

10.2 Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock**

10.3 Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock**

10.4 Form of common stock purchase warrant issued in the private placements of the Series A Convertible Preferred Stock**

10.5 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed with the SEC on February 8, 2006)

10.6 Form of Registration Rights Agreeement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006)

10.7 Form of common stock purchase warrant issued in the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.3 to form 8-K/A filed with the SEC on February 8, 2006)

10.8 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.1to Form 8-K filed with the SEC on March 14, 2006)

10.9 Form of Registration Rights Agreeement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006)

10.10 Form of common stock purchase warrant issued on March 10, 2006 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed with the SEC on March 14, 2006)

10.11 Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1to Form 10-KSB, filed with the SEC on April 14, 2005)

10.12 Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.13 Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.14 Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.15 Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.16 Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.17 Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc.dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.18 Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11,2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.19 Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.1 Letter from Eisner LLP on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K/A, filed with the SEC on September 20, 2004)

16.2 Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3 Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10,
                  2005)

16.4 Letter from Kempisty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporate by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1              List of Subsidiaries of the Registrant*

23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accoutants and Consultants*

24.1              Power of Attorney (contained on signature page)***

         * Filed herewith

         ** Previously filed

         *** Previously filed, except with respect to persons whose powers of attorney are contained on the signature page filed herewith.




B.       Financial Statement Schedules

All schedules are omitted because they are not applicable or the required formation is shown in our consolidated financial statements and related noted attached to the prospectus.

UNDERTAKINGS

(1) The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;

         (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

(5) Provide to the transfer agent at the closing, certificates in such denominations and registered in such names as are required by the transfer agent to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, People's Republic of China, on the date specified below.

         Dated: May 3, 2006

                                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.


                                  By: /s/ MAO Peng
                                     -------------------------------------------
                                     Name: MAO Peng
                                     Title: Chief Executive Officer and Chairman
                                     of the Board


         Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                         DATE
------------------     ------------------------------------     -----------
/s/ MAO Peng           Chairman and Chief Executive Officer     May 3, 2006
MAO Peng

*                      Director, President                      May 3, 2006
------------------
AN Lufan

*                      Director, Vice President                 May 3, 2006
------------------
LIU Xiaohao

*                      Director                                 May 3, 2006
------------------
Stephen E. GLOBUS

*By: /s/  MAO Peng
------------------
    Mao Peng


                                POWER OF ATTORNEY

The person whose signature appears below as a signatory to this Amendment No. 1 to this registration statement hereby constitutes and appoints Peng Mao as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all further amendments and post effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefore may lawfully do or cause to be done by virtue hereof.


SIGNATURE         TITLE                                      DATE
-------------     --------------------------------------     -----------
HUANG Chentai     Chief Financial Officer and Controller     May 3, 2006

                                  EXHIBIT INDEX

         The following exhibits are included as part of this Registration Statement.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Agreement and Plan of Merger, dated June 24, 2004, by and between Globus Growth Group, Inc. and China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

3.1               Amendment  and  Restatement  of Articles of  Incorporation  of
                  China Biopharmaceuticals Holdings, Inc. (incorporated by reference to the Schedule 14C, filed with the SEC on August 4,
                  2004)

3.2               Bylaws   of   China    Biopharmaceuticals    Holdings,    Inc.
                  (incorporated by reference to the Schedule 14C, filed with the SEC on August 4, 2004)

5.1               Legal opinion of Baker & Mckenzie LLP

10.1 Form of common stock purchase warrant issued in January 2005 in the private placement of the convertible notes**

10.2 Form of Subscription Agreement between the Company and the Subscribers relating to the Series A Convertible Preferred Stock**

10.3 Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock**

10.4 Form of common stock purchase warrant issued in the private placements of the Series A Convertible Preferred Stock**

10.5 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.1 to the Form 8-K/A filed with the SEC on February 8, 2006)

10.6 Form of Registration Rights Agreeement in connection with the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K/A filed with the SEC on February 8, 2006)

10.7 Form of common stock purchase warrant issued in the private placement of $1.0 million of the Company's common stock (incorporated by reference to Exhibit 4.3 to form 8-K/A filed with the SEC on February 8, 2006)

10.8 Form of Securities Purchase Agreement between the Company and the Purchasers relating to the sales and purchases of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.1to Form 8-K filed with the SEC on March 14, 2006)

10.9 Form of Registration Rights Agreeement in connection with the private placement of $6.9 million of the Company's common stock (incorporated by reference to Exhibit 4.2 to the Form 8-K filed with the SEC on March 14, 2006)

10.10 Form of common stock purchase warrant issued on March 10, 2006 (incorporated by reference to Exhibit 4.3 to the Form 8-K filed with the SEC on March 14, 2006)

10.11 Employment Agreement with MAO Peng dated August 29, 2004 (incorporated by reference to Exhibit 10.1to Form 10-KSB, filed with the SEC on April 14, 2005)

10.12 Employment Agreement with HUANG Chentai dated August 29, 2004 (incorporated by reference to Exhibit 10.2 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.13 Employment Agreement with AN Lufan dated August 29, 2004 (incorporated by reference to Exhibit 10.3 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.14 Employment Agreement with LIU Xiaohao dated August 29, 2004 (incorporated by reference to Exhibit 10.4 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.15 Employment Agreement with Zhang, Lu Yong dated August 29, 2004 (incorporated by reference to Exhibit 10.5 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.16 Cooperation Agreement between our company and China Pharmaceutical University dated August 26, 2004 (incorporated by reference to Exhibit 10.6 to Form 10-KSB, filed with the SEC on April 14, 2005)

10.17 Restated Amendment to a Share Purchase Agreement by and among Zhu Gang, Zhou Fuying and China Biopharmaceuticals Holdings, Inc.dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on April 14, 2005)

10.18 Purchase Agreement between the Registrant and the shareholders of Erye represented by Mr. Shi Mingsheng dated as of June 11,2005 (incorporated by reference to the current report on Form 8K/A, filed with the SEC on June 14, 2005)

10.19 Agreement between China Biopharmaceuticals Corporation and 4 shareholders of Tianyin including and represented by Mr. Jiang Guoqing dated as of December 31, 2005 (incorporated by reference to the current report on Form 8K, filed with the SEC on January 5, 2006)

16.1 Letter from Eisner LLP on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K/A, filed with the SEC on September 20, 2004)

16.2 Letter from Weinberg & Company, P.A., on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on February 10, 2005)

16.3 Letter from BDO Reanda, Certified Public Accountants on Change in Certifying Accountant (incorporated by reference to the current report on Form 8K, filed with the SEC on March 10,
                  2005)

16.4 Letter from Kempisty & Company Certified Public Accountants, PC, Certified Public Accountants on Change in Certifying Accountants (incorporate by reference to the current report on Form 8-K, filed with the SEC on December 29, 2005)

21.1              List of Subsidiaries of the Registrant*

23.1 Consent of Moore Stephens Wurth Frazer and Torbet, LLP, Certified Public Accoutants and Consultants*

24.1              Power of Attorney (contained on signature page)***

         * Filed herewith

         ** Previously filed

         *** Previously filed, except with respect to persons whose powers of attorney are contained on the signature page filed herewith.